Exhibit 10.6

CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTRACT FOR HIGH PRESSURE FRACTURING SERVICES

Outline Agreement No (SAP OA)

LOU Purchase Order No. (SAP PO)

Between

Shell Western Exploration and Production Inc.

And

Hub City Industries, LLC a.k.a. Greenfield Energy Technologies

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SECTION 1 – FORM OF AGREEMENT

This Contract is made between:

SHELL WESTERN EXPLORATION AND PRODUCTION INC., hereinafter referred to as “Company”,

and

HUB CITY INDUSTRIES, LLC, hereinafter referred to as the “Contractor’”,

referred to individually as a “Party” or collectively as the “Parties”.

Whereas

A. Company wishes Contractor to provide high pressure fracturing services and to perform the Work as specified in the Contract and/or Purchase Order(s), and

B. Contractor has the organization, expertise and experience to provide such services and is willing and able to do so on the terms and conditions set out in this Contract.

NOW the Parties hereby agree as follows:

1) In this Contract all capitalized words and expressions shall have the meanings assigned to them in Article 1 of Section 2 – “Terms and Conditions” unless elsewhere defined in the Contract.

2) This Contract shall have an Effective Date of 2 September 2011 and shall continue in force until the Expiration Date unless terminated earlier in accordance with the provisions of this Contract. The Expiration Date is the second anniversary of the date that the second Frac Spread (as defined in Section 4 – “Scope of Work”) has been Fully Approved for Company Operations (as defined in Section 4 – “Scope of Work”), and a successful Frac Stage has been completed by Contractor, unless Company shall, in its sole and absolute discretion, extend the duration of this Contract under unchanged terms and conditions (subject to any adjustment to the rates and prices as set forth in Section 3– “Determination of Prices and Prepayment” of this Contract) for an additional 12 month period, subject to a maximum of five such 12-month extensions, each such extension being notified in writing, by Company to Contractor, within a minimum of 30 days prior to the date the Contract would otherwise expire. In the case of any such extension, the Expiration Date shall be the date the contract is due to expire due to the failure to exercise the right of extension(s) provided in this paragraph, or the expiration of the last such extension. Any Work started prior to the Expiration Date or date of any termination of this Contract that continues past the specified Expiration Date or date of any termination of the Contract shall be subject to the terms, conditions, and pricing of this Contract until the Work is completed, unless mutually agreed otherwise, or Company advises Contractor to terminate Work as of the Expiration Date or date of any termination.

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3) The following Sections shall be deemed to form and be read and construed as the Contract:

Section 1 FORM OF AGREEMENT

Section 2 TERMS AND CONDITIONS

Section 3 PREPAYMENTS AND DETERMINATION OF PRICES

Section 4 SCOPE OF WORK

Section 5 ADMINISTRATIVE PROCEDURES

Section 6 HEALTH SAFETY SECURITY ENVIRONMENT (HSSE) AND ASSET INTEGRITY REQUIREMENTS

Section 7 PERFORMANCE MANAGEMENT

Section 8 SECURITY AGREEMENT

Section 9 GUARANTEE

4) The Sections shall be read as one document the contents of which, in the event of ambiguity or contradiction between Sections, precedence shall be given in the order listed. If there is a conflict or contradiction between this Contract and any call-off or related Purchase Order, the Contract shall prevail.

5) In accordance with the terms and conditions of the Contract, Contractor shall perform and complete the Work and Company shall compensate Contractor in accordance with Section 3 – “Prepayments and Determination of Prices” or Purchase Order(s) as the case may be.

6) Company does not guarantee any specific quantities or volumes throughout the duration of the awarded Contract. Company may require Contractor to suspend Work hereunder for such period as Company may direct. In the event of such suspension, the Parties shall confer and mutually agree as to the period by which the scheduled completion date and price are to be adjusted.

7) As further inducement to this Contract and in consideration of the Prepayments and other agreements made by Company, Contractor agrees to secure the execution of the Guaranty Agreement, which is attached to this Contact as Section 9.

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In witness whereof the Parties have executed this Contract in duplicate as of the day written above.

Contractor

Hub City Industries, LLC

/s/ Michel B. Moreno
BY: Michel B. Moreno
TITLE: CEO

Company
Shell Western Exploration and Production Inc.

/s/ J.E. Creamer
BY: J.E. Creamer
TITLE: UA CP Wells Manager—Americas

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SECTION 2—TERMS AND CONDITIONS

Article 1 DEFINITIONS

1.1 “Affiliate” means a company which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a Party. For this purpose control means the direct or indirect ownership of, in the aggregate, 50% or more of voting capital.

1.2 “Authorized Representative” means the individual(s) identified respectively by Contractor and Company to act as that Party’s representative under the terms of this Contract.

1.3 “Change of Control” means the occurrence of any of the following events: (a) approval by members or owners of the Contractor of any consolidation or merger of Contractor in which Contractor is not the continuing or surviving corporation or pursuant to which membership interests of Contractor would be converted into cash, securities or other property, or (b) approval by members or owners of the Contractor of a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Contractor; or (c) Contractor combines with another company and is the surviving corporation but, immediately after the combination, the shareholders or members of Contractor immediately prior to the combination do not hold, directly or indirectly, more than 50% of the voting ownership securities of the combined company. Notwithstanding the foregoing, no Change of Control Event occurs where Michael B. Moreno no longer owns at least 50.1% of the voting interest in Contractor’s equity, if Michael B. Moreno is Chairman of the Board of Contractor, and is provided authority by the Board of Directors in a resolution reasonably satisfactory to Company demonstrating that Michael B. Moreno has sole authority to control Contractor’s operating agreement for the Work provided to Company, and other shareholder interests are not provided confidential or competitively sensitive information, where shareholders identified by Contractor as having access to such information are persons or entities that compete with or provide services similar to the Work to Company or its affiliates.

1.4 “Change of Control Event” means Contractor effecting a Change of Control in the entity defined as Contractor herein.

1.5	“Collateral” has the meaning set out in sub-section 8.2 of Section 8 – “Security Agreement”.

1.6 “Company Supplied Goods” means equipment, materials, tools and all other tangible or intangible items that are to be provided by Company to Contractor for either incorporation into the Work or utilized by Contractor in performing the Work.

1.7 “Consumables” means proppant, chemicals, water, and other fluids and additives to be pumped down the hole by Contractor during the high pressure fracturing service.

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1.8 “Contract” means this document comprised of the stated Sections defined in Section 1 – “Form of Agreement”, including these “Terms and Conditions”, and all Contract Variations and all exhibits or attachments to any of the above.

1.9 “Contract Variation” means any change to the Scope of Work, delivery requirements, pricing or any other term of the Contract.

1.10	“Effective Date” means the date on which this Contract commences as specified in Section 1 – “Form of Agreement”.

1.110 “Expiration Date” means the date on which this Contract terminates as specified in Section 1 – “Form of Agreement”.

1.12 “Fault” means negligence, breach of contract, breach of duty of care or of strict liability or of other premises liability, unseaworthiness, unairworthiness, and breach of statutory duty.

1.13	“Frac Design” means the complete technical specification for pumping a Frac Stage.

1.14 “Frac Stage” means a complete operation for stimulating an interval in a well, as further described in Section 4 _ “Scope of Work”.

1.15 “Frac Spread” means a complement or “spread” of equipment required to perform a hydraulic fracturing job as further described in Section 4 – “Scope of Work”.

1.16	“Force Majeure Event” has the meaning set out Article 14.

1.17 “Force Majeure Termination Event” means a Force Majeure Event in which Contractor is unable to continue performance under conditions set out and described in paragraph 3.2(c).

1.18 “Fully Approved for Company Operations” has the meaning set out in paragraph 4.3(b) of Section 4 – “Scope of Work”.

1.19 “Goods” mean the equipment, materials, tools and all other tangible or intangible items that are to be provided by Contractor to Company under the terms of this Contract.

1.20 “OEM” as used in Table 3 to Section 7 – “Performance Management” means the Original Equipment Manufacturer. The modification of an existing design does not constitute an “OEM” designation, except where Company otherwise agrees.

1.21 “Prepayment” means amounts paid in advance of performance of the Work, as provided in Section 3 – “Prepayments and Determination of Prices” in sub-section 3.3.

1.22	“Ramp-up Period” has the meaning set out in sub-section 7.1(a) of Section 7 – “Performance Management”.

1.23	“Scope of Work” means Section 4 of this Contract.

1.24 “Services” means those duties and/or activities that are to be performed by Contractor for Company under the terms of this Contract.

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1.25 “Subcontractor” means any company, other than Contractor, that holds a contract with Contractor for the performance of any part of the Work, Services or sale of Goods as required under this Contract.

1.26	“Termination for Cause Event” has the meaning set out in sub-article 3.2(a) of Section 2 – “Terms and Conditions”.

1.27 “Work” means the Goods and/or Services to be provided by Contractor to Company under the terms of this Contract as more specifically set forth in the Scope of Work.

1.28	“Worksite” means a location where any of the Work is performed.

Article 2 CHANGES

No changes in the Scope of Work or Work under this Contract shall be made without the prior written acceptance of both Company and Contractor. In the event Contractor is required by Company to perform Work not covered by the initial Scope of Work, a Contract Variation must be executed by the Authorized Representative of both Contractor and Company prior to the commencement of performance of the extra Work by Contractor. Once both Parties have executed the Contract Variation, the extra Work described in such Contract Variation will become part of the Scope of Work and included in the definition of Work.

Article 3 EXPIRATION AND TERMINATION

3.1 On the Expiration Date as provided in paragraph 2 of Section 1 of the Contract – “Form of Agreement”, within 90 days after the Expiration Date, Contractor agrees to repay by wire transfer according to instructions provided by Company any Prepayments, if any, which have not been applied against Company’s Goods and Services as permitted by this Contract and Company shall not be obligated to pay any Prepayments which may have been provided for by the Contract, but are not due and owing to be paid by Company at the Expiration Date, whether or not it might be concluded that such payments would become due if the Contract had remained in effect.

3.2	Company may terminate this Contract prior to the Expiration Date under the following conditions and circumstances:

(a) Company may terminate where a Termination for Cause Event occurs, and Company has provided written notice to Contractor of such event, indicating that the Contract will be terminated on a date specified in the notice, but not less than 30 days from the date of the notice, unless prior to the date specified in the notice Contractor is capable of and does cure the condition or cause giving rise to the notice.

A Termination for Cause Event occurs where there is a material breach which is not remedied as provided in the Contract, and also specifically includes, but is not limited to:

(i) Failure of Contractor to deliver as Fully Approved for Shell Operations of the [***] psi treating pressure Frac Spread to Company’s operations on or before [***] and exhausting an additional 60 day cure period, unless Contractor is capable of performing and Company is not able to receive performance, or Company has granted an extension in writing for the date of Contractor’s performance.

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(ii) Failure of Contractor to deliver as Fully Approved for Shell Operations of the [***] psi treating pressure Frac Spread to Company’s operations on or before [***] and exhausting an additional 60 day cure period , unless Contractor is capable of performing and Company is not able to receive performance, or Company has granted an extension in writing for the date of Contractor’s performance.

(iii) [*** ]

(iv) [***]

[***]

3.3 In the event Company has provided a notice of termination as provided in paragraphs (a) through (d) in the preceding sub-article, upon receipt thereof, the following additional remedies shall apply:

(a) In preparation for termination, Contractor shall:

(i) cease all performance of the Work except as requested by Company;

(ii) at Company’s request, assign to Company all Contractor’s rights in, or terminate to the extent possible, all outstanding purchase commitments and/or other third party contracts associated with the Work; and

(iii) take all other actions as reasonably requested by Company to effect termination of this Contract.

(b) In the case of any Termination for Cause Event, or a Change of Control Event, or a Force Majeure Termination Event which prevents Contractor’s performance, but would not prevent performance by Company or a third party, Company shall have the right to take possession of any portion of the Work in progress and Company’s sole liability shall be to pay reasonable value (but, in the aggregate, no more than the Contract price) for such Work in progress and/or Contractor’s prior performance and performance to effect termination. Company may, at its option, complete performance of the Work. In the event of Company termination for cause pursuant hereto, Contractor shall be liable to Company, and shall indemnify Company, for all costs, in excess of the Contract price, incurred by Company for completing the Scope of Work. Time is of the essence hereof, and Company’s right to require any waiver, forbearance or course of dealing shall not affect strict performance by Contractor.

(c) In the case of any Termination for Cause Event, or a Change of Control Event, Force Majeure Termination Event, or Discretionary Termination Notice, within 90 days after the date termination is effective, Contractor agrees to repay by wire transfer according to instructions provided by Company any Prepayments which have not been applied against Company’s Goods and Services as permitted by this Contract and Company shall not be obligated to pay any Prepayments which may have been provided for by the Contract, but are not due and owing to be paid by Company as of the date of

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termination, whether or not it might be concluded that such payments would become due if the Contract had remained in effect. In order to secure the repayment of any Prepayments, Contractor hereby grants a security interest in certain Collateral, all as described in Section 8 – “Security Agreement”.

(d) In addition to refund / termination of obligation regarding Prepayments, as provided above, in the case of any Termination for Cause Event, both Company and Contractor agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by such default by Contractor. Therefore, the Company and Contractor agree that, in the event of a Termination for Cause Event, within 90 days after the date termination is effective, Contractor shall, as the sole remedy in addition to repaying the Prepayment, pay to the Company as liquidated damages, by wire transfer according to instructions provided by Company, TEN MILLION DOLLARS ($10,000,000). Contractor and the Company further agree that this liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Company due to any such breach. Contractor further agrees that nothing in this section is intended to limit the Company’s right to obtain injunctive and other non-monetary relief as may be appropriate. Notwithstanding anything is this paragraph or the Contract to the contrary, where personal injury, property damage or pollution renders sub-articles 17.3, 17.4 or 17.5 applicable, the payment for the Termination for Cause Event is also applicable in addition to the remedies provided in those sub-articles.

(e) In addition to refund / termination of obligation regarding Prepayments, as provided above, in the case of any termination due to a Change of Control in paragraph (c) above, within 90 days after the date termination is effective, Contractor agrees to repay by wire transfer according to instructions provided by Company an amount equal to the present value of Company’s Remaining Benefit. Company and Contractor agree that it would be impracticable and extremely difficult to ascertain the amount of actual loss of benefit, therefore, the Company and Contractor agree that, in the event of a Change of Control Event, within 90 days after the date of such event and written demand by Company, Contractor shall pay to the Company as liquidated damages, by wire transfer according to instructions provided by Company, ONE HUNDRED MILLION DOLLARS ($100,000,000).

Article 4 DEFAULTS

4.1 Company will have the right (without prejudice to any other rights or remedies it may have hereunder or by operations of law) to suspend Contractor’s right to proceed with performance of this Contract if:

(a) Contractor or any Subcontractor shall materially breach any provision of this Contract, and such breach shall not be corrected within 10 days after written notice from Company to Contractor (or, if such breach is not correctable within 10 days, then within reasonable time (not exceeding 30 days unless otherwise agreed) after such notice), or

(b) Contractor shall become insolvent, enters voluntary or involuntary bankruptcy or receivership or in the event of default, sequestration or seizure of Contractor’s operations under a mortgage, lien or privilege.

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(c) Contractor misses Tier 1 or Tier 2 Performance Targets, as set out in Section 7 – “Performance Management”, but only after completing the Ramp-up Period.

4.2 Where Company has suspended Contractor’s performance, then, Company or its nominee may take over and complete the performance of this Contract in which event, utilizing all materials prepared procured or set aside for the Work by Contractor in order to complete the Work. In such event, Company will have the option to require Contractor to withdraw from the Worksite and Contractor shall permit Company to use Contractor’s facilities and associated equipment, materials and supplies. Thereupon Contractor shall only be entitled to payment for Work performed less any monies previously paid to Contractor. Company may deduct from amount owing or alternatively Contractor shall pay Company the difference between the amounts Company paid to complete the Work and the amount Company would have been obligated to pay if Contractor had satisfactorily and timely completed the Work.

4.3 Where such defaults are not remedied as provided, Company may additionally proceed to terminate the Contract as provide in the preceding Article for a Termination for Cause Event.

4.4	A waiver of any one default hereunder shall not be considered a waiver to any subsequent default.

Article 5 GENERAL BUSINESS PRINCIPLES AND CODE OF CONDUCT

Contractor’s employees and contractors must adhere to the Shell General Business Principles (http://www.shell.com/sgbp)and Shell Code of Conduct (http://www.shell.com/codeofconduct) in relation to the provision of Work under this Contract.

Article 6 QUALITY ASSURANCE

6.1 Warranty as to Goods.

(a) For a period of one year, Contractor warrants to Company that any Goods included within the Work will: (i) be free from all defects in design, workmanship and materials; (ii) be new, unless specified in the Contract or in an executed Contract Variation; (iii) be fit for use for their ordinary intended purpose as well as any special purpose specified in the Contract or in an executed Contract Variation; (iv) not constitute infringement or contributory infringement of any patent or any copyright or trademark, or violation of any trade secret when sold or used in their ordinary intended purpose as well as any special purpose specified in the Contract or in an executed Contract Variation; and (v) be in strict conformance with this Contract or an executed Contract Variation.

(b) Contractor will also pass through any applicable manufacturer’s warranty to the benefit of Company. If any such manufacturer’s warranty is not assignable, Contractor shall pursue such warranty claim with the manufacturer on Company’s behalf. Goods shall at all times be subject to Company’s inspection. If, in Company’s opinion, within 18 months of the Contract Expiration Date or termination or after completion of the Work in which Goods are used or incorporated into the Work, whichever is later, such Goods fail to conform to this Contract or an executed Contract Variation or are otherwise defective, Contractor shall, at Company’s sole option, promptly repair or replace them at Contractor’s expense.

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6.2	Services.

(a) Contractor warrants that all Services performed as part of the Work will be free of defects in workmanship and materials. Contractor Services will be competent and in compliance with applicable industry standards and any recommendations of its representatives will reflect their professional knowledge and judgment.

(b) Where Services are inspected and accepted by Company in writing if any Service fails to conform to this warranty any time prior to Company’s acceptance of the Service (which Company must promptly do within a reasonable time of such completion) or otherwise within 12 months of performance of the Services, , Contractor will provide additional or remedial Services to the same extent as under the original Contract at Contractor’s expense. The limitations of warranty to the time periods herein do not apply to latent defects which are not reasonably discoverable through inspection by Company.

6.3 Neither Company’s inspection nor failure to inspect shall relieve Contractor of any obligation hereunder. No acceptance or payment by Company shall constitute a waiver of the foregoing; and nothing herein shall exclude or limit any warranties implied by law. The remedies stated herein shall be cumulative of any other remedies available in law or equity and shall extend to Company, its successors, assigns, and customers.

6.4 If errors, defects, or failures are identified in the Work, as provided above during the warranty period, but are not repaired during the warranty period because to do so would be unfavorable and prejudicial to Company’s interest at the time, then the cost of repairs, re-work or rectification will be borne by the Contractor when Company can make that portion of the Work available. The warranty period shall be extended to such time as the repairs, re-work or rectification can be reasonably performed and agreed to by both Parties.

Article 7 TAXES AND FEES

7.1 Unless otherwise provided herein or by law, Contractor’s pricing shall include and Contractor shall pay all sales, use, excise, port fees and other taxes, charges, and contributions now or hereafter imposed on, or with respect to, or measured by the articles, materials or Work furnished or the compensation paid to persons employed in connection with performance hereunder, referred to herein this clause in the broadest sense as “Tax”. If Contractor is required by law to collect sales, use, or excise Tax on a transaction governed by this Contract, Contractor shall invoice such Tax as a separate line item on the invoice. Contractor shall indemnify Company against any liability and expense in excess of the amount of Tax due that is incurred by Company by reason of Contractor’s failure to properly pay said Tax to the proper government agency. In the event that Contractor recovers a refund of, or credit for, any Tax(es) paid to Contractor by Company with respect to the sale of the Work herein described or of any Tax(es) measured by the price of such Work or the gross receipts from such sale, then Contractor agrees to refund to Company the full amount of such refund or credit. Further, Company shall be under no obligation to share with, or refund to, Contractor

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any duty drawback recovered by Company as a result of the export of the Goods purchased hereunder. Notwithstanding the above, Contractor shall not collect, and Company shall not pay, any such Tax for which Company furnishes to Contractor a properly completed exemption certificate or a direct payment permit certificate or for which Contractor may claim an available exemption from Tax, such as exemption for export. Company shall be responsible for any Tax, penalty, and interest if such exemption certificate or direct payment permit certificate is later held by any proper authority to be invalid. In the event that a refund opportunity arises with respect to any Tax paid by one party as a result of the transactions governed by the Contract, both parties shall reasonably work together to pursue such refund and the refund shall be paid to the party that incurred the tax burden.

7.2 Contractor shall not collect, Company shall not pay, and Contractor shall indemnify Company against any liability for any Tax, fee or other charge based on or measured by the net income, margin, net margin, or net worth of Contractor, or any employment related Tax, fee, or charge (including without limitation, withholdings for W-2, Social Security, Medicare, or unemployment compensation benefits).

7.3 Notwithstanding any other provision of the Contract and for the avoidance of doubt, if there is any change in the interpretation or application or enforcement of existing tax law or subsequent enactment of any new tax law after the Effective Date which results in a significant increase or decrease in any tax assessed or levied on Contractor in connection with the performance of the Contract, Company shall, in consultation with Contractor, reimburse Contractor for any increase or recover from Contractor for any decrease in tax assessed or levied against Contractor by means of a Contract Variation.

7.4 Company may be able to claim the Intangible Drilling Cost (IDC) deduction under section 263(c) of the United States Internal Revenue code of 1986, as amended for items being purchased hereunder. Accordingly, to substantiate such claims, it is necessary for Contractor to invoice the prices to be paid by Company separated into “material” and “non-material” costs, with Contractor’s profit and overhead allocated to each category, as appropriate.

(a) “Non-material” costs are those ‘Costs’ covering intangible items that would have no salvage value at the end of the life of a project such as design engineering, fabrication labor and materials/equipment handling, testing and inspection of materials through incorporation into the Work, Service(s), installation labor by Contractor, and transportation cost for materials used in fabrication and the completed item.

(b) “Material” costs are those ‘Costs’ for tangible items that ultimately have a salvage value at the end of the life of a project. For example, material costs would typically include the value of steel plate used in the fabrication process as well as hardware, valves, pipe, fittings, motors, etc. purchased by Contractor for incorporation into the Work, Services or Goods.

Article 8 COMPLIANCE

In performance of the Work under this Contract, and every activity connected therewith, Contractor shall comply fully with all applicable laws, ordinances, rules and regulations, and when requested, shall furnish evidence satisfactory to Company of such

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compliance. Without limiting the foregoing, Contractor warrants that (a) all Goods furnished were and shall be produced and all Services performed in compliance with the Fair Labor Standards Act of 1938 as amended and (b) Contractor shall notify Company if Contractor or anyone performing Work under this Contract is a former employee of a Federal agency who is prohibited from receiving compensation under 41 U.S.C. 423. In its performance hereunder, Contractor shall not employ, contract or subcontract with persons or entities that have or are suspected of having connections with organized crime, international terrorism, or interests in illicit drug or other internationally condemned activities. Contractor, as a contractor under U.S. Government contracts, hereby certifies and confirms that Contractor is and will remain in compliance with all Executive Orders and laws and the regulations issued thereunder required of contractors under U.S. government contracts, including, but not limited to the following which, as applicable, are incorporated herein by reference: Executive Order 11246, as amended; Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended; Section 503 of the Rehabilitation Act of 1973, as amended; Executive Order 11625, as amended; Executive Order 12138, as amended; Small Business Act, as amended; Anti-Kickback Enforcement Act of 1986; Drug-Free Workplace Act of 1988; Clean Air Act, as amended; Clean Water Act, as amended; Executive Order 11738, as amended. Contractor will promptly furnish such further certificates and assurance of compliance with the foregoing as may from time to time be requested.

Article 9 EXPORT CONTROL

9.1 Contractor represents and warrants that it is familiar with, and will comply in all respects with U.S. laws, regulations and administrative requirements applicable to this Contract, including, but not limited to, the International Traffic in Arms Regulations (“ITAR”); the Export Administration Regulations (“EAR”); and the regulations and orders issued and/or administered by the U.S. Department Of The Treasury, Office Of Foreign Assets Control in relation to export control, antiboycott and trade sanctions matters. Upon request, Contractor shall promptly furnish evidence satisfactory to Company of compliance with any or all of the laws, regulations and administrative requirements referenced herein.

9.2 Where appropriate, Contractor agrees to provide Company the Export Control Classification Number (“ECCN”) from the EAR or the U.S. Munitions List (“USML”) Category from the ITAR for any United States origin product, software, or technology, or the direct product thereof, to be provided by Contractor in support of this Contract. Contractor shall promptly notify Company in writing of any future changes in the ECCN or USML Category applicable to the same, including any jurisdictional changes between the EAR and the ITAR. Unless otherwise agreed to by the Parties, Contractor shall be responsible for obtaining any required United States government authorizations, including, but not limited to, export licenses or exemption authorizations applicable to this Contract.

Article 10 PUBLICITY

Contractor and its Subcontractor(s) and their respective employees, agents, and contractors shall not prepare photographs, articles, press releases, or speeches about the existence of, Scope of Work, or Work to be performed under this Contract or any generalities or details about Company’s facilities or business plans without Company’s

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prior written consent. Applications for approval must be submitted to Company in writing and outline the intended uses thereof. Neither Party will use the name or trademark of the other in any material prepared for public announcement, general publication or distribution to any third party without obtaining prior written permission of the other Party. Notwithstanding the foregoing, either Party may distribute a copy of this Contract to any subsidiary, Affiliate, agent, or Subcontractor(s) for purposes of performance hereunder.

Article 11 INFRINGEMENT

Contractor shall indemnify and defend Company against all third party claims, suits, liability and expense on account of alleged infringement of any patent, copyright or trademark, resulting from or arising in connection with the Work, including manufacture, sale, normal use or other normal disposition of any article or material furnished hereunder or with the performance of any service provided hereunder. Company may participate in the defense of any claim or suit without relieving Contractor of any obligation hereunder.

Article 12 ASSIGNMENT AND SUBCONTRACTING

Neither this Contract nor any claim against Company arising directly or indirectly out of or in connection with this Contract shall be assignable by Contractor or by operation of law; provided, however, that Company shall have the right to assign this Contract or any claim against Contractor arising directly or indirectly out of or in connection with this Contract to an Affiliate of Company or a successor in interest to Company or any third party acquiring substantially all of the assets involved in Company’s performance of the Contract, without consent of Contractor. Contractor shall not subcontract any obligations hereunder without Company’s prior written consent. Company’s consent to any subcontracting shall, however, (i) not constitute a waiver of any right of Company to reject the Work which is not in conformance with this Contract or any Contract Variation; (ii) not create any contractual relationship between Company and any Subcontractor with respect to the Work to be provided hereunder or under any Contract Variation; or (iii) not relieve Contractor of its responsibility for all acts or omissions of its Subcontractor(s) in performance of the Work under this Contract or under any Contract Variations.

Article 13 WITHHOLDING AND ENFORCEMENT

Company shall have the right to withhold any money ever payable by it to Contractor hereunder and apply the same to payment of any obligations of Contractor to Company or to any other third parties arising in any way out of this Contract or its performance. Contractor shall reimburse Company for reasonable attorneys’ fees and costs to enforce Contractor’s obligations under this Contract.

Article 14 FORCE MAJEURE

Any delays in or failure of performance by Contractor or Company shall not constitute default hereunder, but shall be deemed as Force Majeure Event, if and to the extent such delays or failures of performances are caused by occurrences beyond the control of Contractor or Company (whichever is claiming the event of force majeure) and result from: (i) an act of God; (ii) an act of war, rebellion, civil commotion, sabotage, acts of

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terrorism or damage resulting there from; (iii) a fire, flood explosion, accident; (iv) a riot, strike, labor dispute or (v) a federal or state law, or a rule regulation or order of any public body or official exerting or purporting to exercise authority or control concerning the operations covered hereby (except that Contractor’s failure to obtain any necessary applicable federal, state, or local permits shall not be considered force majeure hereunder if the cause or failure to receive such permits was the result of Contractor’s negligence or other fault). During the existence of such force majeure conditions, no charges by Contractor may be billed or taken against Prepayments by Company when Work is not being performed except payments for Goods and Services that were provided prior to the existence of the force majeure conditions. The Party claiming the event of force majeure shall take appropriate steps to promptly remedy the force majeure conditions. Notice of force majeure events and the details constituting them shall be given to the other Party in writing as soon as practicable after the occurrence of the event.

Article 15 OWNERSHIP OF WORK PRODUCT

15.1 Neither Company nor Contractor shall have the right of use other than for the purpose of the Contract, whether directly or indirectly, of any patent, copyright, proprietary right or confidential know-how, trademark or process provided by the other party and the intellectual property rights in such shall remain with the party providing such patent, copyright, proprietary right or confidential know how, trademark or process.

15.2 Where any potential patent or registerable right in any country in the world or any confidential know-how results from:

(a) developments by Contractor or its Affiliates which are based wholly on data, equipment, processes, substances and the like in the possession of Contractor or its Affiliates at the Contract Effective Date or otherwise produced outside of the Contract; or

(b) enhancements of or in the existing intellectual property rights of Contractor or its Affiliates; such rights shall vest in Contractor or its Affiliates as the case may be.

15.3 Where any potential patent or registerable right in any country in the world or any confidential know-how results from:

(a) developments by Company or its Affiliates which are based wholly on data, equipment, processes, substances and the like in the possession of Company or its Affiliates at the Contract Effective Date or otherwise produced outside of the Contract; or

(b) enhancements of or in the existing intellectual property rights of Company or its Affiliates; such rights shall vest in Company or its Affiliates as the case may be.

15.4 Except as provided in this Article, Company and Contractor shall each have an equal, undivided interest in the right, title and interest in and to any invention that is jointly conceived or generated during the performance of the Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.5 In the event that either Company or Contractor believes that a patent application should be filed on a joint invention in accordance with the preceding sub-article, then both parties agree to cooperate fully in the preparation of such patent application and to pay its respective share of all necessary fees to maintain any jointly owned application or patent assigned to it in force throughout its full term, provided however, that either Party may elect to notify the other party that it intends to discontinue payment of such fees and thereafter promptly assign such patent to the other Party, thereby retaining no interest therein in exchange for the Party and its Affiliates being given a royalty-free, irrevocable, non-exclusive, transferable, world-wide license to use such right and to sublicense the use to a third party.

15.6 In the event that either Company or Contractor do not wish to share equally in payment of the costs for preparing, filing and prosecuting such jointly owned application in accordance with sub-article 15.4, notice shall be provided within 30 days to the other Party and the Party proceeding with the patent application at its own cost shall become the assignee of such patent application and subsequent patent or patents issuing therefrom, however, such assignee shall give the other party and its Affiliates a royalty-free, irrevocable, non-exclusive, non-transferable, world-wide license to use such right and to sublicense the use by mutual agreement, to a third party.

15.7 Contractor shall save, indemnify, defend and hold harmless Company and its Affiliates from all claims, losses, damages, costs (including legal costs), expenses, and liabilities of every kind and nature for, or arising out of, any alleged infringement of any patent or proprietary or protected right, arising out of or in connection with the performance of the obligations of Contractor under the Contract except where such infringement necessarily arises from Company’s instructions. Contractor shall use its reasonable efforts to identify any infringement in the Company’s instructions of any patent or proprietary or protected right, and should Contractor become aware of any such infringement or possible infringement, then Contractor shall inform Company immediately. Contractor will have no liability for any failure to identify any infringement in the Company’s instructions.

15.8 Company shall save, indemnify, defend and hold harmless Contractor from all claims, losses, damages, costs (including legal costs), expenses and liabilities of every kind and nature for, or arising out of, any alleged infringement of any patent or proprietary or protected right arising out of or in connection with the performance of the obligations of Company under the Contract or any infringement arising from Company’s instructions.

15.9 Subject to the preceding sub-article, where Contractor’s designs, processes, methods, information, work or products specified and used or proposed to be used by Contractor are held to constitute infringement and its use enjoined, Contractor shall at its own expense either procure the right to use the same or replace them with non-infringing Contractor Work, designs, processes, methods, or information.

15.10 An assignment of copyrights shall not preclude Contractor from using, and the Parties specifically agree that Contractor retains rights to use, its knowledge, experience, know-how, and expertise acquired and retained during the performance of this Contract, except to the extent restricted by confidentiality obligations of this Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 16 PERFORMANCE

16.1 Contractor shall perform all Work diligently, carefully and in a good and workmanlike manner; shall furnish all labor, supervision, machinery, equipment, materials and supplies necessary therefore; shall obtain and maintain all building and other permits and licenses required by public or governmental authorities in connection with the performance of Work under this Contract; and, if permitted to subcontract, shall be fully responsible for all Work performed by or Goods supplied by Subcontractor(s). Contractor shall conduct all operations in Contractor’s own name and as an independent Contractor, and not in the name of, or as agent for Company. Any provisions in this Contract which may appear to give Company the right to direct Contractor as to details of performing the Work covered by this Contract, or to exercise a measure of control over the Work shall be deemed to mean that Contractor shall follow the desires of Company in the results only of the Work covered by this Contract.

16.2	Company Furnished Items.

(a) Company will be responsible for delivery of any Company furnished items to Contractor and Contractor shall be responsible for the receipt, offloading, and further handling of said materials as further detailed in the specifications. Contractor shall immediately notify Company of any items received in a damaged condition and provide reasonable assistance to Company in the filing of damage claims with transportation carriers.

(b) Notwithstanding the limitations in Article 16 A through F, Contractor shall be responsible for loss or damage to Company furnished items as well as for the storage, security, and maintenance of Company furnished items once they are delivered to Contractor’s care, custody, and control, and shall load and return all surplus Company furnished materials in a timely manner to a location specified by Company at Company’s expense, unless otherwise agreed elsewhere in the Contract.

(c) In the event that Contractor elects, with Company written pre-approval, to store Company furnished items or Company owned surplus items at an alternate or third party location, Contractor shall remain responsible for the care, custody and control of said equipment.

(d) Contractor shall maintain an inventory of Company furnished items and shall make such inventory available to Company upon request and a report shall be sent to Company semi-annually at a minimum or as otherwise agreed by Company and Contractor. At the completion of the Work, Contractor shall load out and return to a location specified by Company, at Company’s expense, any surplus materials not incorporated into the Work or resulting from Work changes. At Company’s option, Contractor may be offered the opportunity to purchase such surplus material.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 17 LIABILITY-INDEMNITY

17.1 No other provisions of this Contract, including (a) the limits of insurance required below, or (b) the liquidated damages for the economic losses in the case of termination for a Change of Control Event or a Termination for Cause Event; shall limit the obligations, indemnities, and liabilities assumed by Contractor under this Article and such obligations, indemnities, liabilities shall survive the termination of this Contract. If it is judicially determined that any of the indemnity obligations under this Contract are invalid, illegal or unenforceable in any respect, said obligations shall automatically be amended to conform to the maximum monetary limits and to any other provisions in the applicable law for so long as the law is in effect.

17.2 Contractor shall be solely responsible for and shall defend, indemnify and hold harmless Company, its directors, agents, employees, insurers, stockholders and Affiliates and any parties to any joint operating agreements with Company (including their parent, subsidiary and affiliated companies) to the fullest extent permitted by applicable law, for all loss or damages to the materials, tools, equipment, goods, services and work provided or performed under this contract until the work is completed and accepted by Company to Company’s satisfaction.

17.3	Company and Contractor Personal Injury and Property Damage

(a) Contractor

Contractor shall hold harmless, release, defend and indemnify company, its directors, agents, employees, insurers, stockholders, and Affiliates and any parties to any joint operating agreements (which joint operating agreements pertain to the facilities at or for which the work is being conducted) with Company (including their Affiliates) to the fullest extent permitted by applicable law, from and against any and all losses, damages, claims, suits, liabilities, judgments, causes of action and expenses (including reasonable attorneys’ fees and other costs of litigation as well as any fees and costs to enforce the provisions of this contract) caused by, arising out of, in connection with or incidental to any Work conducted pursuant to this Contract, or resulting from or in any way related to the Work performed hereunder, including but not limited to vessel and cargo operations, for (i) bodily/personal injury, disease or death of Contractor’s or Subcontractor’s employees, including employees of any Affiliates of Contractor or Contractor’s Subcontractors, or (ii) damage to property which is owned, leased, or under the control of Contractor or Contractor’s Subcontractors including property of any Affiliates of Contractor or Contractor’s Subcontractors and which property is utilized in or directly involved in related to the Work performed under this Contract WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF WHETHER ACTIVE, PASSIVE, SOLE, JOINT, OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY WITHOUT FAULT, OF CONTRACTOR, CONTRACTOR’S SUBCONTRACTORS, COMPANY OR OF ANY PARTY OR PARTIES, INCLUDING BUT NOT LIMITED TO ANY CLAIM(S) BASED ON THE WARRANTY OF SEAWORTHINESS, AND ANY PRE-EXISTING CONDITION, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF COMPANY.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Company

Company shall hold harmless, release, defend and indemnify Contractor, its directors, agents, employees, insurers ,stockholders and Affiliates and any parties to any joint operating agreements (which joint operating agreements pertain to the facilities at or for which the work is being conducted) with Contractor (including their Affiliates) to the fullest extent permitted by applicable law, from and against any and all losses, damages, claims, suits, liabilities, judgments, causes of action and expenses (including reasonable attorneys’ fees and other costs of litigation as well as any fees and costs to enforce the provisions , of this contract) caused by, arising out of, in connection with or incidental to any Work conducted pursuant to this Contract, or resulting from or in any way related to the Work performed hereunder, including but not limited to vessel and cargo operations, for (i) bodily/personal injury, disease or death of company’s employees, including employees of any Affiliate of company, or (ii) damage to property which is owned, leased, or under the control of Contractor or Contractor’s Subcontractors including property of any Affiliates of Contractor or Contractor’s Subcontractors and which property is utilized in or directly involved in related to the Work performed under this Contract, WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF WHETHER ACTIVE, PASSIVE, SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY WITHOUT FAULT, OF COMPANY, CONTRACTOR OR OF ANY PARTY OR PARTIES, INCLUDING BUT NOT LIMITED TO ANY CLAIM(S) BASED ON THE WARRANTY OF SEAWORTHINESS, AND ANY PRE-EXISTING CONDITION, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONTRACTOR AND/OR ITS SUBCONTRACTORS.

17.4	Third Party Personal Injury/Property

Contractor and Company shall hold harmless, release, defend and indemnify the other Party in proportion to the amount or percentage of Fault attributed to each Party for any losses, damages, claims, suits, liabilities, judgments, and causes of action when brought by third parties which are not Parties to this Contract and are not otherwise provided for in the preceding sub-article, for bodily/personal injury, disease or death, or property damage caused by, arising out of, in connection with or incidental to any Work conducted pursuant to this Contract, or resulting from or in any way related to the Work performed hereunder, including but not limited to vessel and cargo operations. For the purposes of this provision a third party shall include other contractors of Contractor which are not Subcontractors for the purposes of Work performed under this Contract and any other party who is not in contractual privity with Contractor or Company for any Work performed pursuant to this Contract.

17.5	Pollution Liability

(a)	Contractor

Contractor shall release, indemnify, defend and hold harmless Company for any clean up costs and damages, including losses, claims, suits, liabilities, judgments, causes of action, fines and/or penalties and any other expenses (including reasonable attorneys’ fees and other costs of litigation as well as any fees and costs to enforce the provisions of this Contract), caused or incurred in whole or in part as a result of any pollution emanating from any property owned or controlled by Contractor or its subcontractors including any products, tools or equipment owned by or in the possession and control of Contractor or its Subcontractors arising out of or in any way related to any Work performed by Contractor or its Subcontractors under this Contract REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT LIAIBLITY OF CONTRACTOR, ITS SUBCONTRACTORS, COMPANY OR ANY OTHER ENTITY.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	Company

Except as provided in paragraph (a), above, Company shall release, indemnify, defend and hold harmless Contractor for any clean up costs and damages, including losses, claims, suits, liabilities, judgments, causes of action, fines and/or penalties and any other expenses (including reasonable attorneys’ fees and other costs of litigation as well as any fees and costs to enforce the provisions of this Contract), caused or incurred in whole or in part as a result of any pollution emanating from any property owned or controlled by Contractor or its subcontractors including any products, tools or equipment owned by or in the possession and control of Contractor or its Subcontractors REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT LIAIBLITY OF CONTRACTOR, ITS SUBCONTRACTORS, COMPANY OR ANY OTHER ENTITY.

17.6	CONSEQUENTIAL DAMAGES

Except where liquidated damage provided for in case of a termination in a Termination for Cause Event or a Change of Control Event might otherwise be considered consequential or punitive damages, otherwise, Neither Contractor its Subcontractors nor Company shall be liable to the others and each Party releases the other Party for any consequential, incidental, indirect or punitive damages of any kind or character, including, but not limited to, loss of use, loss of profit, loss of revenue, loss of product or production, reservoir damage, or loss of hole damage due to blowout or cratering, whenever arising under this Contract or as a result of, relating to or in connection with the work hereunder, and no claim shall be made by Contractor, its Subcontractors or Company against the others or their Subcontractors of any tier, and REGARDLESS OF WHETHER SUCH CLAIM IS BASED OR CLAIMED TO BE BASED ON NEGLIGENCE WHETHER ACTIVE, PASSIVE, SOLE, JOINT, OR CONCURRENT, UNSEAWORTHINESS, UNAIRWORTHINESS, FAULT, BREACH OF WARRANTY, BREACH OF Contract, STATUTE, STRICT LIABILITY OR OTHERWISE.

Article 18 INSURANCE

18.1 The provisions of this Article shall in no way limit the liability, indemnity and responsibility of the Contractor under this Contract.

18.2 As used throughout this Article, the term “Company Group” means: (1) Company as defined in this Contract; (2) its Affiliates; (3) coventurers of Company and its Affiliates; and (4) the agents, directors, officers and employees of each. Any references to Contractor or obligations of Contractor hereunder shall include and be applicable to any Subcontractor(s) of Contractor.

18.3 The insurance required to be in effect under this Article shall be legally compliant in all countries, states or provinces in which the Work takes place. The following requirements apply to Contractor’s policies and insurance coverages:

(a) Company Group shall be included as additional insureds without limitation on all policies (except Workers’ Compensation, Professional Liability coverage and Property Insurance) on a broad form basis or on a form no less broad than ISO CG 20 10 AI 11 85, but only for the risks and liabilities as stated to be assumed by Contractor under this Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	All policies shall contain a waiver of subrogation in favor of Company Group and all of their insurers.

(c) Thirty days advance written notice must be given to Company of cancellation, any material change or any reduction in coverage or limits in Contractor’s policies.

(d) Contractor maintains insurance at Contractor’s sole cost including deductibles or self-insured retentions. Any loss arising from breach of conditions and/or warranties contained in such policies of insurance shall also be for the account of Contractor.

(e) Coverage under all insurance required to be carried by Contractor shall be primary insurance and underlying to any other existing valid and collectible insurance available to Company Group.

(f) All policies described below shall have adequate terms and conditions for the territorial and navigation limits for the location of the operations or Work under this Contract.

(g) All policies of insurance shall be placed with insurance companies with a minimum rating by A.M. Best Company of A minus or equivalent.

(h) Whenever requested, Contractor’s insurers or Contractor shall furnish certificates of insurance or other evidence satisfactory to Company that such insurances are in effect. Contractor’s evidence of insurance shall include providing Company a copy of the additional insured endorsement. Such certificates or other evidence of insurance shall be marked for the attention of Company’s Authorized Representative. Acceptance of any evidence of insurance shall not constitute acceptance of the adequacy of coverage or imply Contractor is in compliance with the requirements of the Contract or a change to the Contract.

(i) If it is judicially determined that any of the insurance obligations under this Contract are unenforceable in any respect under applicable law, said obligations shall automatically be amended to conform to the maximum limits and other provisions in the applicable law for so long as the law is in effect. The liability and indemnity provisions contained in this Contract shall not limit these insurance requirements.

(j) It is expressly understood and agreed that the coverages required represent minimum requirements and are not to be construed to void or limit any Contractor’s liability and/or indemnity obligations. Irrespective of the insurance required herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of Contractor, the failure of any insurance company to pay claims accruing, or any exclusion to or insufficiency of coverage, shall not be held to affect, negate or waive any provisions of the Contract.

(k) Contractor shall be held accountable for all insurance coverages, including those of Subcontractor(s). Company shall not be under any duty to advise Contractor in the event that Contractor’s insurance is not in compliance with the Contract. Contractor shall require its Subcontractor(s) to comply with all the insurance coverage required in this Contract, and any deficiency thereof shall not relieve Contractor of its responsibility to satisfy Company’s requirements. Subcontractors need not carry insurance coverage, which would duplicate insurance coverage otherwise provided by the Contractor or the Company.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(l) Contractor shall immediately notify and confirm in writing notice to their insurers and also Company upon receipt of any notice of serious accidents (including but not limited to death or serious injuries), which might give rise to claims or demands being made under the insurance policies.

(m) If this Contract is subject to anti-indemnity statutes in jurisdictions, including, but not limited to, Texas, Louisiana or Wyoming, the following will apply:

(i) Contractor shall have Company billed directly by Contractor’s insurance agent or broker in the amount required for Company to be named an additional insured which shall be the actual cost of the insurance for such coverage.

(ii) Company shall have Contractor billed directly by Company’s insurance agent or broker in the amount required for Contractor to be named an additional insured which shall be the actual cost of the insurance for such coverage. In the alternative, should Company choose to be self-insured, then Company shall charge Contractor that sum which represents the cost for the coverage to Contractor as an additional insured which shall be the actual cost for such coverage.

(iii) Both Company and Contractor agree that Company payment, if made, is for all material costs of the insurance protection for Company Group. Within 60 days of its receipt of the invoice of the additional premium charged for such coverage, Company shall pay the additional premium. If Company does not pay this additional premium, Contractor shall not be obligated to provide such coverage in favor of Company.

(iv) If Contractor does not notify Company of any additional premium charge for such coverages before beginning the Work, it shall be conclusively presumed that there is no such charge and that Contractor is not bearing any material cost for such coverage. Failure of Contractor or its insurance broker to bill Company for all such premiums shall, at Company’s sole option, constitute (A) a material breach of this Contract, and/or (B) Company shall have the right to retrospectively pay the applicable premium.

(v) Contractor warrants and represents that it has communicated with its insurer(s) regarding this obligation of premiums under anti-indemnity statutes. If requested, Contractor agrees to obtain from its insurers and/or brokers documentation evidencing that the insurers consent to the waiver of the provisions of the Louisiana Oilfield Indemnity Act (La. R.S. 9:2780, et seq.) and that any and all material costs associated with obtaining additional insured coverage, waiver of subrogation and primary endorsements as described in this Contract have been borne solely by Company.

18.4 Contractor shall maintain the following policies, terms, amendments and equivalent endorsements in all countries, states or provinces in which the operations, Work or Services takes place:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) Workers’ Compensation and Employer’s Liability, to include Statutory Workers’ Compensation for State of Hire/Operation, Employer’s Liability, Other States Insurance, Borrowed Servant or Alternate Employer Endorsement and Voluntary Compensation.

(b) Commercial General Liability written on an occurrence form to include Premises/Operations, Independent Contractors, Bodily and Personal Injury, Personal and Advertising Injury Liability, Products/Completed Operations, Blanket Contractual Liability, Sudden and Accidental Pollution and Contamination coverage provided (unless otherwise provided or covered in paragraph (d), “Contractors’ Pollution Liability” described below), Broad Form Property Damage Liability Endorsement, Separation of insureds, and the care custody and control exclusion deleted.

(c) Automobile Liability, to include Owned Vehicles, Non-Owned Vehicles, Hired Vehicles, and MCS 90 coverage where hazardous material transportation is involved and required by Interstate Commerce Commission or equivalent governmental agency.

(d) Contractors’ Pollution Liability (that may form part of Commercial General Liability coverage or be stand alone) written on an occurrence form to include Sudden and accidental releases, onsite and offsite coverage, and clean-up costs.

(e) Property Insurance covering Contractor’s owned property, owned machinery and owned equipment to include direct damage coverage on buildings, materials, structures or works while they are under construction, direct damage coverage on buildings, materials, structures or equipment engaged in construction or maintenance activities for or on behalf of Company, coverage for movable property, machinery, materials and equipment wherever it may be located, including while located on Company’s premises, and removal of wreck/debris.

18.5 Contractor will not operate watercraft or aircraft without additional insurance which Company may specify. All such insurance will meet all of the conditions for insurance specified in sub-article 18.3.

18.6 Contractor shall maintain Professional Liability (Errors and Omissions) insurance on claims made basis if Contractor conducts Professional Services for a fee. Professional Services are defined as including, but not limited to, architectural and engineering services, legal, accounting, data processing, consulting, real estate, and investment advisory services, medical, geologic and seismic consulting services.

18.7 Each of the policies, which Contractor is required to carry, shall contain the following minimum limits. As necessary, Contactor may meet these limits by the use and combination of umbrella or excess coverages.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

18.8	Insurance Limits

REQUIRED INSURANCE COVERAGE:	Minimum limits
Workers’ Compensation for employees domiciled in the United States	Statutory
Employer’s Liability and Maritime Employer’s Liability for employees domiciled in the United States	$5,000,000
Workers’ Compensation, Employer’s Liability and/or Maritime Employer’s Liability for employees domiciled outside the United States	$10,000,000
Commercial General Liability, Bodily Injury & Property Damage	$5,000,000
Automobile Liability, Bodily Injury & Property Damage	$5,000,000
Contractors’ Pollution Liability	$5,000,000
Property Insurance	Replacement Values

18.9	Construction and Maintenance Insurance

(a) Company reserves the right, by giving Contractor notice at any time to bring into effect a Rolling Contractor Insurance Program (“RCIP”) to cover construction and/or maintenance operations at Worksite(s). In such event, this Contract will be amended to (i) define the Worksite(s) at which the RCIP is or are to be effective and (ii) reflect the RCIP coverages agreed to between Company and Contractor.

(b) Company reserves the right to purchase Construction All Risk (“CAR”) insurance for individual capital expenditures on a project-by-project basis. If CAR insurance is purchased for a capital expenditure project on which Contractor works, Contractor may be enrolled as a joint assured in the CAR program and an exhibit will be added to this Contract describing the program and Contractor’s obligations. In such event, this Contract will be amended to (i) define the works for which the CAR insurance is or are to be effective, (ii) reflect the CAR insurance procured benefiting both Company and Contractor and (iii) Contractor’s deductible obligations under the program. If Company Group decides to purchase or implement a CAR insurance program, Company Group further reserves the right to self insure in whole or part the risk exposures that may otherwise be covered by CAR insurance.

Article 19 USE OF PREMISES

Contractor shall perform all Work in such manner as to cause minimum interference with the operations of Company and of other contractors of Company on the Worksite, and shall take, and cause Contractor’s and its Subcontractor’s employees, agents, licensees, and permittees to take all necessary precautions (including those required by Company’s safety regulations) to protect the Worksite and all persons and property thereon from damage or injury. Contractor confirms that safety shall be a primary consideration in its performance of Work hereunder, and Contractor shall meet with appropriate Company personnel to review all Worksite-specific safety regulations prior to the performance of Work. Contractor shall investigate accidents (and/or cooperate with Company in conducting investigations of accidents) that arise out of Contractor’s Work hereunder and provide copies of non-privileged accident reports it produces in response to any such investigations. Upon completion of the Work, Contractor shall leave the Worksite clean and free of all equipment, waste materials and rubbish.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 20 BILLS AND LIENS

Contractor shall pay promptly all indebtedness for labor, materials and equipment used in performance of the Work. Contractor shall not be entitled to receive final payment from Company, whether in the form of taking credits against the Prepayment or otherwise, until Contractor furnishes evidence satisfactory to Company of full payment of such indebtedness. Contractor shall not permit any lien or charge to attach to the Work or the Worksite; but if any does so attach, Contractor shall promptly procure its release, and indemnify Company against all damage and expense incident thereto.

Article 21 CONFIDENTIAL INFORMATION

21.1 As used herein, the term “Confidential Information” shall mean information disclosed to Contractor by Company and/or Affiliates of Company (or on behalf of Company or such Affiliates) either directly or indirectly, orally or in writing or by drawings or samples or by visual inspection of equipment or facilities, or in any other way and general information on Company’s business plans and/or activities which Contractor may incidentally acquire, and/or any information developed as part of the Services performed by Contractor hereunder, except to the extent that such information is in Contractor’s possession prior to the time of disclosure or development (respectively) without binder of secrecy, or is then or thereafter becomes part of the public knowledge or literature through no act or omission of Contractor, or is thereafter received by Contractor from a third party with a right to transfer without binder of secrecy.

21.2 Confidential Information disclosed, acquired or developed under this Contract shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or in Contractor’s possession. Confidential Information shall also include information generated by Contractor which is based on or which arises out of Confidential Information.

21.3 All Confidential Information shall be and/or remains the property of Company. Contractor and its employees shall not: (i) disclose any Confidential Information to third parties; (ii) publish Confidential Information; or (iii) use Confidential Information for any purpose other than in connection with the Services or the Work, in each case, without the prior written consent of Company.

21.4	To maintain the confidentiality attaching to Confidential Information, Contractor shall:

(a) limit disclosure of Confidential Information to only those of its personnel: (i) who have a reasonable need to know and use such Confidential Information in furtherance of completing the Work, (ii) who have been informed of the confidential nature of the Confidential Information and of the obligations of Contractor in respect thereof, and (iii) who have executed agreements with Contractor obligating such employees to maintain the confidentiality of the Confidential Information at least to the extent required by this Contract;

(b) not make copies of Confidential Information without the prior written approval of Company, except to the extent necessary to carry out the Services or the Work;

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) not use, reproduce, transform or store any Confidential Information in an externally accessible computer or electronic information retrieval system transmitted in any form or by any means whatsoever outside of its usual place of business;

(d) not permit or allow the Confidential Information to be used or accessed by or otherwise made available to any consultant or Subcontractor of Contractor; and

(e) not to make any changes, modifications or enhancements to the Confidential Information, or to create any derivative work from such Confidential Information except as authorized by Company under this Contract.

21.5 Notwithstanding any other provision of this Contract, this paragraph shall continue in force following termination or expiration of this Contract.

Article 22 INDEPENDENT CONTRACTOR

22.1 Except as otherwise expressly set forth herein, neither Contractor nor anyone it employs shall ever be considered Company’s employee, agent, servant, or representative in performing Work under this Contract. Contractor’s personnel will not be eligible to participate in any of Company’s employee benefit plans or to receive any benefits under those plans. In the event that any federal or state court or agency holds Contractor to be an employee of Company for any purpose, Contractor expressly waives any right to participate in or claim any benefits from any such plans of Company.

22.2 To the maximum extent permitted by law, Contractor shall defend, indemnify and hold harmless Company, its parent, Affiliates, and subsidiary companies, coventurers, and directors, employees and agents of such companies against any loss, damage, claim, suit, liability, judgment and expense (including but not limited to attorneys’ fees and other costs of litigation), and any fines, penalties, assessments, arising out of any claim of coverage or eligibility under any of Company’s benefit plans, including without limitation, benefits under any employee pension benefit plans or employee welfare benefit plans, as defined under the Employee Retirement Act of 1974, as amended from time to time, or any fringe benefit plans or any other benefits extended to employees of Company and/or its parent, Affiliates and subsidiary companies, which claim of coverage or eligibility is made directly or indirectly by any of Contractor’s employees, Subcontractor(s) or agents.

22.3 Contractor shall be an independent contractor with respect to the performance of Work under this Contract. Neither Contractor nor its Subcontractor(s), agents, employees or licensees shall be deemed for any purpose to be the agent or representative of Company for any Work performed hereunder. Company further reserves no right to supervise or control the details of the Work provided by Contractor or its Subcontractor(s), as Company is interested solely in the result and finished product. In performing Services hereunder, Contractor shall maintain complete control over and have full responsibility for its employees and agents and will have full responsibility for the performance of its Subcontractor(s). Company reserves no right to direct, supervise or control the operations, employees or Subcontractor(s) of Contractor. Services under this Contract must meet Company’s approval and are subject to the general right of inspection that allows Company to ensure satisfactory completion of the Work.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 23 STATUTORY EMPLOYER PROVISION FOR SERVICES PERFORMED IN LOUISIANA

Company and Contractor agree that while Contractor and any of its employees, agents, or Subcontractor(s) are performing Work under this Contract in Louisiana such Work in whole or in part is a part of the trade, business or occupation of Company and is an integral part of and essential to the ability of Company to generate its goods, products, and services. Company or any of its subsidiaries or Affiliates involved in the Work performed hereunder in Louisiana shall be considered a Statutory Employer within the meaning set forth in La. Rev. Stat. 23:1061 of those employees, agents, and contractors of Contractor performing Work hereunder in Louisiana and such employees, agents, and Subcontractor(s) shall be considered Statutory Employees as the meaning is set forth in La. Rev. Stat. 23:1061.

Article 24 LABOR RELATIONS FOR SERVICES AT COMPANY’S FACILITIES

Contractor will promptly inform Company about any labor disputes, expected labor disputes, or requests or demands from labor organizations that could reasonably affect Work under this Contract at Company’s Worksite. During negotiation, before making any commitments, Contractor will advise Company about agreements or understandings with local or national labor organizations that could affect the Work. Company reserves the right to restrict Contractor’s hiring more workers, and to suspend or terminate Work, in situations where a labor dispute may adversely affect Work progress.

Article 25 DELIVERIES. Intentionally Deleted.

Article 26 CONTRACTOR PROVIDED LOGISTICAL SERVICE.

For the purpose of this Article, Logistical Service is defined as the transportation of people or equipment using marine vessels, fixed or rotary wing aircraft, aviation facilities (including helidecks) or over the road vehicles. Logistical Service also includes the use of marine vessels, aircraft, or aviation facilities (including helidecks) as a platform to deliver an end product such as equipment repairs, data, reports, surveys, maps, etc. In the event Contractor provides a Logistical Service in order to fulfill this Contract’s Scope of Work, Contractor must ensure that the end provider of the Logistical Service, and the equipment used to provide this service, complies with Company’s business control framework for the applicable service and is available (prior to and during the operation) for audit by Company personnel or designated contractor. Prior to finalizing any contract that contains a Contractor Provided Logistical Service, Contractor must contact the appropriate Company Logistics Focal Point (Marine, Aviation, or Road Transport) and review the Company requirements and standards that will be applied to this service. Your Buyer can provide the contact information for the appropriate Logistics Focal Point.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 27 CHOICE OF LAW.

The Contract and any dispute or claim arising out of or in connection with it shall be governed by the laws of the State of Texas, USA except where the matter in controversy arises out of specific Work performed outside of the State of Texas, then the dispute or claim shall be governed by the law of the state in which the Work was performed. This provision shall apply without regard to conflict of laws principles.

Article 28 ADDITIONAL PROVISIONS.

28.1 Headings. The Section headings in this Contract are solely for convenience and shall not be considered in its interpretation. Unless the context clearly indicates otherwise, words used in the singular include the plural and words in the plural include the singular.

28.2 Continuing Obligations. All warranty, withholding and enforcement, liability, indemnity, insurance, intellectual property, confidentiality, audit, and responsibilities assumed by the Parties during the term of this Contract shall survive the termination or expiration hereof for the applicable period of limitations.

28.3 Waiver. Except as expressly provided for, no waiver shall be deemed to have been made by either Party unless expressed in writing and signed by the waiving Party. The failure of either Party to insist in any one or more instances upon strict performance of any of the terms or provisions of this Contract, or to any option or election herein contained, shall not be construed as a waiver or relinquishment for the future of such terms, provisions, option or election. No waiver by any Party of any one or more of its rights or remedies under this Contract shall be deemed to be a waiver of any prior or subsequent rights or remedies hereunder or at law. All remedies afforded in this Contract shall be taken and construed as cumulative; that is, in addition to every other remedy available at law or in equity.

28.6 Severability. If any of the provisions of this Contract shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Contract, but rather the entire Contract shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly.

28.7 Entire Contract. This Contract and any subsequent Contract Variations entered into by the Parties set forth the entire Contract between Company and Contractor with respect to the Work from the Effective Date and supersede and replace any other contract or understanding in respect of such subject matter whether in writing or otherwise, entered into or existing prior to the Effective Date. Neither this Contract nor any subsequent Contract Variation shall be altered, amended or modified except in writing duly signed by both Parties.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 3 – PREPAYMENTS AND DETERMINATION OF PRICES

3.1 PREPAYMENTS

Subject to remedies in the event of termination or amount due at expiration, as provided in Article 3 of Section 2 – “Terms and Conditions”, Company agrees to make Prepayments to Contractor for the Work, according to the following schedule:

[***]

(d) Notwithstanding anything to the contrary in this Contract, no Prepayment funding from Company to Contractor will occur until such time that Contractor delivers written notice to Company that the Collateral is free and clear of any liens of any kind. Company shall have the right to determine in its sole discretion whether the written notice is sufficient to ensure that the Collateral assets are free and clear of any liens.

3.2 USE OF PREPAYMENTS AND RESTRICTIONS DURING PENDENCY OF OUTSTANDING PREPAYMENTS

[***]

3.3 REPAYMENT OF PREPAYMENT

Contractor will repay the Company’s Prepayment beginning in the month when the 1st Frac Spread is approved for Company operations (“Month 1”) and then per the following schedule. The repayment due date will be on the 15th day of each such month, except as otherwise agreed in writing. Except where Company agrees in its discretion to allow Contractor to set off these amounts against the Work provided in a particular month, as provided in the following sub-section, Contractor will separately transfer to Company the amount shown in this schedule together with a separate confirmation statement or credit memo. [***]

[***]

3.4 SET OFF OF INVOICES FOR THE WORK FROM PREPAYMENT

Whether or not a Prepayment balance remains, Contractor shall invoice Company on the 15th and last day of each month, in the manner and with the detail specified in Section 5 – “Administrative Procedures” and elsewhere in this Contract, providing Company with a monthly statement indicating the current amount due for the Work in the prior invoiced period. Where Company has consented in writing to allow it, Contractor may set off the amount owed by Company on the invoice against the amount due to Company for the Prepayment. In such case, where the amount owed for the Work is greater than the Prepayment, the invoice would show the amount due Contractor. Where the amount owed for the Work is less than the Prepayment, Contractor will provide the balance owed in accordance with the timing and process set out in the preceding sub-section.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.5 PREPAYMENT RETIREMENT

Prepayment is considered retired once it has (a) been repaid in full in cash, (b) an amount equal to the Prepayment amount has been credited for Work performed, or (c) a combination of the above two.

3.6 DETERMINATION AND ELECTION OF PRICE

(a) In consideration of the Prepayments Contractor agrees to provide the Work as of the Effective Date at the Discounted Rates set out in Table 1 of this Section 3. For any Frac Stage within a Frac Spread, Company may elect one of two pricing structures. The Applicable Price will be either the All In Price, or the Modular Price.

(i)	The “All In Price” is calculated [***]

[***]

[***]

(ii)	The “Modular Price” consists of [***]

(b) Company will elect between the All In Price and the Modular Price prior to commencement of initial operations under the Contract . Contractor will diligently and promptly cooperate with Company to provide data concerning the alternatives to assist Company in making its election. The election in effect will remain in effect until Company notifies a change of its election.

(c) Company shall have the option, in Company’s sole discretion, to utilize any other service offered by Contractor (“Auxiliary Services”) in conjunction with and/or in addition to the Work described above, [***]

(e) All prices and rates are stated in US dollars. In the event that Company requests lower technology equipment and Contractor provides higher technology equipment or tools, then the lower technology equipment or tools rates shall apply.

3.7 MARKET ADJUSTMENTS TO PRICE

(a) The rates and prices set out in sub-section 3.6(a)(i) and Table 1 of this Section shall remain firm and fixed for [***] from the date that the first Frac Spread has been Fully Approved for Company Operations.

(b) [***] The forecasts are made in good faith, but shall not be construed as requiring Company to purchase any estimated, minimum or stated quantities. If because of market conditions or other circumstances, Company’s total purchases of the chemicals and proppant are less than anticipated, Company may reduce its purchases accordingly without penalty or payment.

(c) The Parties will reasonably cooperate by exchanging necessary data, so as to allow for a price adjustment, if any, to be agreed and confirmed by each in writing 30 days prior to the price change, if any, going into effect. Contractor will propose a rate which shall be no higher than its ordinary commercial rates for the same or similar services charged in the immediately prior [***], [***]. Where Company agrees that the rate proposed by Contractor is a competitive rate considering market conditions then prevailing and/or correctly reflects the applicable market indices, it will confirm such fact to Contractor, or the Parties will confer so as to promptly resolve any differences.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Where the agreed market prices have not increased or decreased by more than[***], the Discounted Rate in effect will remain in effect until the next review period. Where the agreed market price has increased or decreased by more than[***], the renegotiated Discounted Rate will thereafter apply.

(e) Where the Parties do not agree within 30 days prior to the date a price adjustment would go into effect, and the final positions of the Parties are such that the proposed price of one or the other would result in an increase or decrease of more than [***], then prior to the date a price adjustment would go into effect, Company shall elect one of the following options:

(i) Company may elect to accept the proposed rates originally determined by Contractor as set out in paragraph (c), above; or

(ii) Company may provide a Discretionary Termination Notice as provided in paragraph 3.1(d) of Section 2 – “Terms and Conditions”. After the date a price adjustment would otherwise go into effect, but pending the effective date of a termination, the proposed rates originally determined by Contractor as set out in paragraph (c), above, will apply.

(f) Where Company disputes that Contractor has accurately calculated a rate that is no higher than its ordinary commercial rates for the same or similar services charged in the immediately [***], Company may appoint a representative of an independent accounting firm to audit records which would support such a calculation and provide to both Parties the results only of such audit, either confirming the accuracy of the results of the calculation by Contractor or stating the amounts which should have been determined by Contractor, if accurately calculated. The results of the audit will be binding on the Parties, absent Contractor demonstrating an error in the auditors mathematical calculations. The auditor will determine based on the results of the audit the substantially prevailing Party, and the other Party will promptly pay the costs of the audit.

3.8 MOST FAVORED NATIONS ADJUSTMENT TO PRICE.

To the extent permitted by applicable law, if Contractor were to grant any third party a lower rate than Company’s Discounted Rate during the duration of this Contract, or any extension thereof, then the terms of this Contract shall be deemed amended (effective as of the Effective Date) so that Company’s Discounted Rate shall not be higher than the lowest rate charged to any third party for Services and/or Auxiliary Services.

3.9 ITEMS NOT SPECIFIED IN CONTRACT

Charges for equipment or services not specifically listed in the schedule of rates contained herein shall be mutually agreed via written Contract Variation.

3.10 TRAINEES

Trainees may work on Company locations in addition to normal crews with Company permission, however trainees shall not be chargeable.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.11 ADDITIONAL PERSONNEL

The Contractor shall provide additional personnel at no extra charge to cover periods of absence of assigned engineers due to illness, leave or training.

3.12 SEVERE WEATHER CONDITIONS.

(a) To the extent additional rental equipment is incorporated under contract variation, Contractor will suspend rental charges on all equipment and tools if Company’s operations are interrupted due to severe weather (hurricane, tropical storms, etc.) conditions which cause an evacuation of the location, lengthy suspension of normal operations, and/or inflict damage on the rig site. Rental charges will resume once the rig has begun normal operation. A Company representative will contact Contractor when to halt and resume the rental charges for the tools and equipment at the affected rig location. Company will be responsible if Contractor’s equipment is lost or damaged while at the rig site during the evacuation.

(b) Contractor personnel forced to evacuate the rig site due to severe weather or unsafe conditions (fire, blowouts, etc.) will charge Company according to the following categories:

(i) Emergency Evacuation – Restricted Release. Contractor’s personnel will be evacuated from the rig site and wait at a nearby location to return to the Worksite when notified by the Company representative. Company will be charged according to the appropriate standby day rates stipulated in the contract. Contractor’s personnel will be responsible for their own expenses during the evacuation period.

(ii) Emergency Evacuation – Unrestricted release. Contractor’s personnel are evacuated from the rig site and released without restrictions by Company. Contractor will be compensated only for work performed at the rig site and not during the evacuation period.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 4 – SCOPE OF WORK

4.1 INITIAL REQUIREMENTS

Contractor shall be responsible for the supply, maintenance, certification, repairs, storage, transport and logistics of all tools and equipment, services, materials (except Company-furnished material), software, labor and supervision required to provide Company with the exclusive right to the use of a [***] high pressure Frac Spreads

4.2 ADDITIONAL FRAC SPREADS

(a) Company, in its sole discretion, shall have the option to extend this Contract to cover up to a total of [***].

(b) As further consideration for the Contract, if Company so elects, Contractor agrees to provide up to [***] Frac Spreads of at least equivalent capabilities where Company provides additional Prepayments equivalent to those set out in sub-section 3.1 of Attachment 3 – “Prepayments and Determination of Price”. The provision of supplemental Frac Spreads as set out in this paragraph will be in accordance with the provisions of this Contract, except such portion of the supplemental Frac Spreads, which together with the original Frac Spreads constitutes [***] of Contractor’s Frac Spread fleet, in which case the pricing for such portion of Frac Spreads will be negotiated by the Parties.

4.3 TIMING OF PERFORMANCE

(a) The Parties anticipate that the first Frac Spread will be delivered Fully Approved for Company Operations (as defined below) on or about January 1, 2012. The Parties further anticipate that second Frac Spread will be delivered Fully Approved for Shell Operations on or about March 1, 2012. In the event Shell were to exercise its option for one or more additional dedicated Frac Spreads per below, Contractor shall complete and make such additional Frac Spread(s) available for Company’s use within [***] of Contractor’s receipt of Company’s request therefore, however, if more than one Frac Spread is requested at a given time, then the first Frac Spread will be available for Company’s use within [***] as set forth in the preceding sentence, but each additional Frac Spread will be available for Company’s use within an additional [***] after the due date of the prior Frac Spread. For example, if 3 additional Frac Spreads are ordered, the first would be due within [***] from the date of order, the next within [***] from date of order, and the third [***] from the date of order.

(b) “Fully Approved for Company Operations” means that the Frac Spreads have met the following Company requirements in full, as determined by Company in its sole discretion:

(i) Full compliance with Company’s minimum modification lists as provided by Company to Contractor.

(ii) Full compliance with Company’s HSSE standards.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4 SPREAD LOCATION FLEXIBILITY.

(a) The Parties agree it is in their mutual interest to allow for Frac Spreads to operate in multiple geographic locations including locations not currently contemplated in this Contract. To the extent Company desires a Frac Spread to operate in a basin contained within this Contract, the Applicable Price for that basin including the Discount Rate will apply. The Parties will agree on reasonable Tier 1 and Tier 2 performance targets in the new basin location to incorporate into this Contract. Company will release the Frac Spread from Tier 1 and Tier 2 performance targets in the Frac Spreads original basin once new Tier 1 and Tier 2 performance targets have been agreed.

(b) To the extent Company desires a Frac Spread to perform Frac Stages in a geographic location not contemplated in this Contract, the Parties will negotiate in good faith to agree on All In Pricing fair market rates for the Frac Design, following the process set out in paragraphs 3.7(c) through (f), where data is available and without consideration to whether costs differentials are less than or greater than[***]. The Discount Rate will apply to the All In Price. [***]

4.5 MINIMUM FRAC SPREAD SPECIFICATIONS AND CREW REQUIREMENTS

(a) All Frac Spreads must meet Company’s HSSE standards and the Frac Spread specifications as determined by Company in its sole discretion, including high pressure pumping and acidizing services up to [***] psi treating pressure in support of Company’s operations as requested by Company’s authorized representative.

(b)	Minimum Frac Spread specifications include but are not limited to:

(i) Availability of frac fleet and crew on a 24 hour basis for seven (7) days a week, including but not limited to the following equipment :

(1) Frac pumps

(2) Command Van

(3) Blender – plus backup blender

(4) “ChemAdd” —Chemical Additives System (Totes, pumps)

(5) Hydration Unit (Gel Pro)

(6) Missile (manifold) – need to add pneumatic closers of suction to each pump at manufacture time.

(7) 15K rig up iron as required

(8) Acid transport

(9) Line truck with crane and rig up piping for 100’ spacing from wellhead

(10) Service Truck – (mechanic truck)

(11) Sand Kings – have 260,000 lbs and 400,000 lbs capacity

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(12) Sand Conveyor

(13) Chemical floats (bulk)

(14) Pump Down units – 2-3 pumps.

(15) QA trailer – (sieve test, viscosities, crosslink times, PH)

(16) Denso-meters (with backup)

(17) Flow meters (with backup)

(18) Winterization equipment if required

(19) Provision of temporary piping restraints as required by Company

(20) All Equipment Services associated with compliance with Company’s “Contractor HSSE Management Standard” as detailed in Company’s web site www.UAContractor.com.

(21) Duck ponds not required, but contractor is responsible for any spills & clean up of location.

(22) Contractor shall provide 1 in-house engineer for stimulation for each basin where Contractor is operating on behalf of Company and the required level of engineering support on location at no additional cost to Company, unless agreed otherwise by the Parties. The Parties agree that Contractor should not be responsible for providing an in-house engineer for each Frac Spread and it is anticipated that Company will be responsible for the cost of providing engineering support beyond what is agreed to by the Parties in pre start-up planning.

(ii) The Company Start-up team has the right to require certain changes to the Frac Spreads in order that they comply with the Company’s Frac Spread Specifications and the Company’s HSSE Standards. Contractor will be responsible for [***] of the reasonable costs associated with changes.

(c) Contractor shall use its reasonable endeavors to provide Company with an additional crew(s) to carry out the Work during periods of high activity. Company shall provide as much notice as reasonable practical of such additional requirements. The rates and charges contained herein shall apply for such operations.

4.6 CRITICAL POSITIONS LIST

For the following Critical Positions, Company must be notified in advance and concur with any proposed changes in personnel.

(a) Field Coordinator -1 (Critical Position)

(b) Service Supervisor /Treater – 1 for each 12 hr crew (Critical Position)

(c) Safety Person – 1 for each 12 hr crew (Critical Position)

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.7 PERSONNEL

(a) The Contractor shall provide fully trained, competent and experienced personnel to perform the Work. Contractor shall maintain a system to demonstrate the competence of all Contractor and subcontractor personnel. Such competency assurance procedure shall define minimum acceptance criteria in line with the required competence for personnel on the basis of, but not limited to, training, experience, examination and performance

(b) Contractor shall have available and may be required to show proof of qualifications, work history and verify references or provide information to Company to support competence level profiles relating to any Contractor and subcontractor’s personnel proposed or provided for this Contract.

(c) Contractor’s competence management system shall be approved by an authorized official body and/or accepted by Company.

(d) Contractor shall (i) obtain Company’s prior approval of, and (ii) provide Company with written documentation of the names of all of Contractor’s personnel to perform Work. Further, Contractor may not replace any of such personnel with other Contractor personnel without Company’s prior consent.

4.8 TASKS INCLUDED IN THE WORK.

Any services provided by Contractor in connection with the Frac Spreads and any other services pursuant to the terms of this Contract shall be referred to herein as the Work. The Work shall include but not be limited to the following:

(a) Fracturing design/analysis

(b) Fluid and Material QA/QC

(c) Fluid Testing/Analysis for each stage

(d) Schedule of Materials along with cost estimate for each Well

(e) Procedure for field operations

(f) All required materials for the job

(g) Execution

(h) Reporting

(i) Start-up team

4.9 BEST RESOURCES

Contractor shall use its best equipment, personnel, and Consumables (“Best Resources”) in the performance of the Services and/or Auxiliary Services on behalf of Company, and Company shall have the priority over any third party for the use of Contractor’s Best Resources.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.10 ADDITIONAL SERVICE STANDARDS

Contractor shall carry out the Work as described in this Section according to the following additional standards:

(a) Contractor shall form an integral part of a multi-disciplined team of Company and Company’s other contractors in a manner which promotes co-operation to achieve performance goals and objectives and where expressly stated and mutually agreed may have overall operational responsibility for such other contractors.

(b) Company and Contractor agree to mutually form a Start-Up Team (“Start-Up Team”) to assist Contractor in meeting the standards required by Fully Approved for Company Operations. It is anticipated the Start-Up Team will consist of Company individuals dedicated to this effort. Contractor shall appropriately provide counter-parts for every Company member of the Start-Up Team, provide the Start-Up Team with reasonable access to Contractor personnel and resources, and provide regular weekly updates to Company on its progress towards obtaining Fully Approved for Company Operations.

(c) Contractor shall replace any subcontractor of a service that consistently falls below the expected standards set by Contractor or Company.

(d) Contractor will ensure maintenance records are kept of all components and made available for review at any period during the contract.

(e) All valid pressure test certificates for pressure retaining equipment and relief valves shall be included in certification documents.

(f) Stress calculations of all equipment, demonstrating suitability of equipment for the intended use, shall be available for review at any time prior to use at the Worksite.

(g) Field operating instructions, assembly drawings and redress instructions shall be made available and where appropriate accompany equipment sent to the Worksite.

(h)	Relevant policies and operating procedures shall be available for all equipment used at the Worksite.

(i) Contractor shall provide full disclosure on the chemical composition of frac fluids or the complete original manufacturer’s specifications of chemicals and additives as required.

4.11 REPAIR

The Contractor shall manage the equipment refurbishment and repair process and shall ensure that all equipment, materials and/or spares delivered for inspection, repair, refurbishment or replacement are returned to the field fit for their intended purpose, in good working condition and in accordance with the agreed program and design specifications.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.12 PLANNING AND PROGRAMMING

(a) Company and Contractor shall meet on a regular basis to review the forward Work program and Contractor shall schedule all its personnel, services, materials, Consumables, equipment and whatever else required to perform the Work, including those of its subcontractors to ensure availability to meet the requirements of Company for the Work.

(b) Contractor shall be responsible for full integration of its resources to fulfill Company’s planning and programming of activities.

(c) Contractor shall maintain plans that clearly identify the availability status and forecast dates of proppant and other critical supply materials as identified by Company against the latest Company anticipated requirement. The Contractor shall report any anticipated shortfall immediately.

(d)	Contractor shall make available to Company upon request all such schedules and plans.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 5 – ADMINISTRATIVE PROCEDURES

5.1 INVOICE REQUIREMENTS

(a) Contractor shall prepare invoices on its standard invoice form, and mail the original invoice to the location specified in the invoice instructions herein. When any term or condition of Contractor’s invoice conflicts with this Contract, this Contract shall prevail unless otherwise specifically agreed in writing by Company.

(b) A single original of any invoice referencing a Contract number along with a single copy of any supporting documentation should be mailed to one of the following invoice scanning PO Boxes based on the applicable business area. A separate invoice is required for each Contract with Company.

5.2 INVOICE SCANNING POST OFFICE BOXES:

Shell Oil Company (Shell Company for PO Box delivery may be different from Shell Company name on this Contract)

PO Box XXXXXX (see below)

Houston, TX 77230-yyyy (yyyy = last four digits of respective PO Box for each Business Area; example being 1440 for Wells)

Business Area

Wells	PO Box 301440
Construction/ Logistics/ HSSE/ Production	PO Box 301441
SURE	PO Box 301442
Projects – SIEP Managed	PO Box 301443
Support Services – IT, Finance, Exploration, etc	PO Box 301444

5.3 INVOICE DETAILS

Invoices are required to include the following data:

(a) Shell’s purchase order number **

(b) Full description of material/service ordered, quantity ordered, quantity shipped, unit price, extended price, date of service, and purchase order line item if multiple lines **

(c) Shell legal entity’s name that contracted for the materials and/or services **

(d) Invoice number and date **

(e) Field, block lease, well number or other applicable location name

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f) Rig name/number (if applicable)

(g) Account coding (Work Order / Network Order number)

(h) Requestor’s name & phone number

(i) Contractor’s “remit to” address **

(j) Invoice payment terms, including discounts

(k) Itemized sales and use tax, if applicable

(l) Supporting documentation of third party charges

(m) Service invoices must include work tickets signed by the Shell representative (with employee number if applicable) **

** Denotes critical data element

5.4 INVOICE REQUIREMENTS

(a) Complete and accurate information is required for timely payment. Invoices that do not include critical data elements will be returned for correction, will incur payment delays, or in worst cases, preclude payment.

(b) Invoices that are for amounts higher that those specified on a purchase order will incur payment delays.

5.5 SUPPLIER INSTRUCTIONS FOR EMAILING INVOICES

Contractor’s have the option of submitting invoices via email instead of traditional mail. The following requirements must be met when submitting invoices as files attached to an email:

(a) The invoice should be “created” or “saved” in the Black & White format. Most image and scanning software have the ability to create a true black and white copy. If a color or grayscale format is chosen, though the image may appear to be black and white, will have color data is imbedded within the file. Saving a file as Black & White will reduce the file size.

(b) The file should contain only an individual invoice and any applicable supporting documentation. Do not send statements or Terms & Conditions.

(c) The image should be good quality and legible.

(d) Each email must be under 5MB in size.

Business Area	Email Address
US WELL	HOU-IC-POBox301440@shell.com
PO Box 301440
Houston, Texas 77230-1440

US CONST/LOG/PROD	HOU-IC-POBox301441@shell.com
PO Box 301441
Houston, Texas 77230-1441

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

US PROJECTS	HOU-IC-POBox301443@shell.com
PO Box 301443
Houston, Texas 77230-1443

RTD – Other (Exploration, IT, FI)	HOU-IC-POBox301444@shell.com
P.O. Box 301444
Houston, Texas 77230-1444

US SURE	HOU-IC-POBox301442@shell.com
P.O. Box 301442
Houston, Texas 77230-1442

Sure North MM Invoices	HOU-IC-POBox4139@shell.com
PO Box 4139
Houston, Texas 77210-4139

5.6 INVOICE INQUIRY

If there are questions concerning the status of invoice payment, please contact SEPCo Accounts Payable by one of the following methods:

Contractor Inquiry: (866) 595-6335

Sepco-Payments@shell.com

5.7 DISPUTED AMOUNTS

In the event that the Company disputes with Contractor any amounts, in whole or in part, attributable to an invoice, or if an invoice is prepared or submitted incorrectly or without proper supporting documents, Company shall not be obligated to pay the disputed amount to Contractor until said dispute is resolved in accordance with this Contract. Company will notify Contractor of the amounts in dispute and /or the reason(s) the invoice is not acceptable and request Contractor to issue a credit invoice for the unacceptable amount of the disputed invoice.

5.8 CREDITS

In the event a credit balance is owed by Contractor to Company, Contractor shall issue a credit memo to Company for the amount of the credit. The credit memo must contain the same information as required for submittal of invoices. In addition, the credit memo must also reference the original invoice number, which resulted in the credit balance, if applicable.

5.9 INVOICE REVISIONS

If as a result of price changes, an invoice revision needs to be submitted by Contractor to Company, the revised invoice must contain the original invoice number with the suffix “-REV” or reference the original invoice number in some way. The revised invoice must contain just the balance between the original amount submitted and the new one.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If the total revised amount is less than the original amount, then a credit memo for the balance must be submitted as per instructions abovementioned.

5.10 PAYMENT TERMS

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5.11 SHIPPING AND TRANSPORT

(a) Contractor must use Company’s land transportation program when shipping anything requiring “oilfield hauling” equipment (e.g., Hotshot, 1 ton, mini-float, single axle, or tandem trucks) to a Company location or to another contractor for Company’s account. Contractor must call Company’s coordinated trucking company for the designated area and give appropriate information for pick up and delivery, including, pick up time, delivery time, destination, weight, dimensions, item name, charge code, and name of person ordering. Items that can be shipped via UPS, U.S. Mail, motor freight, air express or Contractor’s own Truck (at no charge) are exempt. Contractor must call the appropriate phone number according to Company’s operating location as indicated below:

Alaska:	800-478-1853
Gulf of Mexico:	866-30-SHELL (307-4355)
South Texas	866-30-SHELL (307-4355)
New Mexico:	800-870-2608 (for pick-up points in WY and CO area only)
800-376-9125 (for pick-up points in all other areas outside WY and CO)
North Louisiana:	866-30-SHELL (307-4355)
Wyoming:	800-870-2608

(b) All packages must be marked with the Company Purchase Order Number or order sheet number and field delivery location. Itemized packing slips must be on the outside of all boxes. Packing slip must include Purchase Order or order sheet number and field location. Non-compliance will result in the return of the material to supplier at Contractor’s expense. Boxed/package contents shall be protected from damage due to water spray while goods/materials are in transit to an offshore location. At a minimum, the goods/materials should be wrapped in plastic and placed inside a box to prevent damage from salt-water spray.

(c) The Contractor shall ensure that all equipment, materials and/or spares are sufficiently protected to prevent loss or damage during delivery to Company’s designated delivery location (i.e., offshore or onshore Worksite). Company is responsible for providing proper pre-slung baskets/containers in which to ship Contractor’s equipment to offshore delivery locations at Contractor’s expense. Contractor shall ensure that pre-transport checks have been carried out on all equipment in accordance with Contractor’s and Company’s specifications, if applicable. Contractor shall provide proper transportation documentation in accordance with The Code of Federal Regulations (CFR) 49 to the Company’s coordinated trucking company

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

upon request. Contractor will prepare cargo to ensure equipment / goods are clean and free of leaks and will ensure it is in full compliance with all applicable transport requirements of (CFR) 49, Shell HSSE 0134 Cargo Securement Standard, and Shell’s Road Transport Standard (which can be found at www.UAContractor.com under HSSE standards). Baskets/containers that will be transported to and from offshore sites must adhere to OPS-0055 (which can be found at www.UAContractor.com under HSSE standards). Contractor shall provide lift certification checklists and Certificates of Conformity as necessary. Questions regarding cargo securement or shipping must be directed to Shell E& P logistics.

(d) Where Contractor’s personnel are at the designated delivery location, they shall verify receipt in accordance with packing list and confirm materials received in “Fit for Purpose” condition and in accordance with the requirements of the plan. Current certification, field operating instructions, rig manuals, assembly drawings and procedure manuals shall accompany all mechanical equipment shipped offshore or and be available at all times to the Company Representative.

(e) All appropriate shipments not complying with the above instructions are for Contractor’s account and shall be subject to non-payment by Company.

5.12	RIGHT TO AUDIT

(a) During the term of this Contract and for four years after the Contract Expiration Date, Contractor will keep accurate, auditable records of all associated charges to Company made by Contractor for Work under this Contract. Company or its representative may inspect and audit those records.

(b)	Contractor will retain at least the following records:

(i) Payroll records that account for total time distribution for Contractor’s employees working full or part time on the Work under this Contract (to permit tracing to payroll and related tax returns), as well as cancelled payroll checks or signed receipts for payroll payments in cash.

(ii) Invoices for purchases, receiving and issuing documents, and all other unit inventory records for Contractor’s stores stocks or capital items used for or incorporated into the Work.

(iii) Paid invoices and cancelled checks for purchased materials and Subcontractor and third-party charges for Work under this Contract.

(iv) Records related to handling, hauling, and disposing of hazardous materials and/or hazardous wastes.

(v) Accurate, auditable records of gifts, entertainment, or gratuities to individual Company personnel.

(c) Overpayments by Company resulting from invoicing errors, charges not authorized by written Contract, and/or other unsupported invoice charges will be reimbursed to Company by Contractor in accordance with the following: (i) within 30 days of the discovery by Contractor of an overpayment by Contractor, Contractor will issue a check to Company for the amount of the overpayment, and (ii) If Company is first to discover the overpayment, then Company will request reimbursement by written notice to Contractor and Contractor will issue a check to Company for the amount of the over payment within 30 days of receipt of Company’s notice.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.13 COMMUNICATIONS

All notices, requests, demands, and other communications to any party under this Contract shall be in writing (including facsimile or similar writing) and shall be given to a party at the address or facsimile number specified for such party below or such other address or number as such party shall at any time otherwise specify by like notice to the other party. Each such notice, request, demand, or other communication shall be effective (a) if given by facsimile, at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a business day, at the beginning of the next business day); (b) if given by mail, five business days (or if to an address outside the United States, ten calendar days) after such communication is deposited in the United States mail with first-class postage prepaid; or (c) if given by any other means, when delivered at the address pursuant hereto. The address and facsimile number for each party for purpose of notice are:

For notices given to the Company:

Attention: Tracy Page

Address: 190 Thorn Hill Rd. Warrendale, PA 15086

Telephone: 281-221-9405

Email: tracy.page@shell.com

For notices given to the Contractor:

Attention: Mike Moreno

Address:

Telephone:

Facsimile:

Email:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 6 – HEALTH SAFETY SECURITY ENVIRONMENT (HSSE) REQUIREMENTS

6.1 HEALTH SAFETY SECURITY ENVIRONMENT (HSSE) REQUIREMENTS

(a) Contractor shall be solely responsible to comply with and enforce any applicable Federal, State, and local safety and health regulations, as well as safety and health requirement at its own facilities, Company’s facilities or at any third party facility where the Work hereunder is being performed. Contractor will comply with and enforce Company’s HSSE requirements while performing Work on Company’s Worksite. Contractor’s employees and/or Subcontractor(s) not complying with these requirements are subject to removal from Company’s Worksite and may not be allowed to return.

(b) Contractor’s Worksite supervisor will be held solely responsible for the actions of the crew under his/her supervision. Contractor is subject to dismissal and Contract termination for cause if found to be not in compliance with Company’s HSSE requirements.

(c) Contractor’s employees and subcontractor(s) shall wear the appropriate personal protective equipment at all times as either dictated by Worksite regulations, Company, Contractor or third party policy, or reasonable risk management principles. Company will not be charged for time spent securing (waiting for) the proper personnel/protective equipment should the Contractor’s employees or subcontractor(s) arrive at Company’s or a third party’s Worksite without such equipment or with inadequate or otherwise unsatisfactory protective equipment. Company shall not be responsible to furnish any personal protective equipment to Contractor or its employees or Subcontractor(s).

(d) Contractor must be able to demonstrate that it has a HSSE management system (HSSE-MS) that is aligned with Company’s HSSE management system and is prepared to cooperate in review of HSSE cases when applicable. Contractor may review or obtain a copy of Company’s HSSE Management System Standards, Procedures and Guidelines by going to Company’s web site: Contractor will comply with all relevant Company standards as detailed in Company web site www.uacontractor.com.

(e) The cost of compliance is included in Contractor’s pricing. In the event of additional Company requirements, compliance costs should be invoiced to Company at Contractor’s net cost adjusted to take into account the residual value to Contractor from such upgrades, which shall be agreed by Company and Contractor in advance.

6.2 TESTING REQUIREMENTS

In particular, Contractor shall conform to these standards as documented on Company’s website:

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) Contractor will ensure that all employees who do safety/environmentally sensitive Work, as well as their immediate supervisors, utilizing the minimum standards described below:

(i) Pre-employment drug testing

(ii) For cause drug and alcohol testing

(iii) Post rehabilitation/follow-up drug and alcohol testing for a time period deemed appropriate by Contractor and/or its Subcontractor(s)

(iv) Random drug and alcohol testing at a rate selected by Contractor and/or its Subcontractor(s) unless Company determines a different rate is required

(b) Drug testing must be at least for the drugs, cut-off levels, and methods, no less stringent than prescribed by the US Department of Transportation (DOT). Contractor is responsible for compliance with existing DOT drug panel testing levels. (Reference 49 CFR Part 40 or other applicable DOT regulations)

(c)	Contractor must test for alcohol use, with results of 0.05 percent Blood Alcohol Content considered positive.

(d)	Upon Company’s request, Contractor will provide Company the following information in writing:

(i) Assurance that Contractor’s and its Subcontractor’s(s) policy and practices are consistent with the above minimum requirements.

(ii) Records Company may review to ensure adherence to the substance abuse policies and practices of Contractor and its Subcontractor’s(s), respectively.

6.3 DRUGS, ALCOHOL, AND FIREARMS

(a) The use, possession, transportation, promotion, or sale of illegal drugs or drug paraphernalia, and/or otherwise legal but illicitly used substances by anyone while on Company’s premises is absolutely prohibited. Except where specifically authorized, the use, possession, or transportation of alcoholic beverages, firearms, live ammunition, explosives, or weapons is also prohibited. Contractor’s personnel who are found in violation of these prohibitions will not be allowed on Company’s premises and may be referred to law enforcement agencies for their action. The term “Company’s premises” in this sub-section is used in the broadest sense and includes all land, property, buildings, structures, installations, boats, planes, helicopters, cars, trucks, and all other means of conveyance owned by or leased to Company or otherwise being utilized in Company’s business.

(b) Entry onto Company’s premises constitutes consent to and recognition of the right of Company and its Authorized Representatives to search the person, vehicle, and other property of individuals while on Company’s premises. Such searches may be initiated by Company without prior announcement and will be conducted at such times and locations as deemed appropriate. Contractor’s personnel who refuse to cooperate with searches will not be allowed on Company’s premises.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Contractor is required to take whatever steps it deems necessary (including adopting its own drug control program, if necessary) to ensure that involvement with drugs on the part of Contractor’s personnel working on Company’s premises or with Company’s personnel does not create a presence of drug-related problems in the work place. Contractor may conduct contraband searches and drug testing of Contractor’s personnel on Company’s premises in areas where Contractor is performing Work.

6.4 ADHEARANCE TO STANDARDS

(a) Contractor shall take notice of and abide by Company’s Life Saving Rules. Failure to abide by Company’s Life Saving Rules while on a Company Worksite will be a material breach of this Contract.

(b) Contractor shall adhere to EP 2006-5393 Standard for temporary pipework, which details the requirements and controls to be placed on temporary pipework provided to, installed and used at Company’s well sites. EP2007-3153 ABC Guide to temporary pipework provides guidance on its implementation.

(c) All temporary flow line and “chiksan” pipework shall conform to Company’s “Specification and Certification requirements for the Rental of Temporary High Pressure Equipment” and Company’s “Shell Global Standard for Temporary Pipework, EP 2006-5393” with Guidance on its implementation being provided by EP 2007-3153.

(d)	Contractor shall comply with the provisions of EP2002-1500 Well Control Standard

(e)	Contractor shall comply with Company requirements on lifting and hoisting.

(f) Contractor shall comply with the provisions of EP2009-9039 Prevention of Dropped Objects. Section 5 of this manual describes the four principles that shall be followed and the mandatory requirements:

(i) Principle 1: Contractors providing equipment and personnel on Company well sites shall have a Dropped Object Prevention Scheme (DROPS);

(ii) Principle 2: A systematic dropped object inspection program shall be in place;

(iii) Principle 3: Worksite Hazard management for dropped objects shall be in place; and

(iv) Principle 4: Audits to check for compliance with Dropped Object Prevention Scheme shall be in place.

(g)	Contractor shall comply with the requirements of the Short Service Employee policy.

(h) Managing employee competence for those employees in safety critical positions is essential to running a safe work site. Company and Contractor will jointly agree on Safety Critical Positions and Contractor will comply with the “Competence Assurance of HSSE Critical Positions” policy.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)	Contractor will comply with the Fitness to Work and Journey Management policies.

6.5 ASSET INTEGRITY

(a) Frac Spreads must comply with the Company’s Asset Integrity standard. Asset Integrity is based on identifying components or systems that are considered critical to health, safety or environmental protection. To demonstrate and ensure that these components have been designed and manufactured to recognized codes and standards and they will perform and will continue to perform their ‘Safety Critical’ functions without posing a potential hazard to HS&E.

(b) Asset integrity will be a validation that the critical systems and components:

(i) Are designed, fabricated, inspected, and installed to applicable codes, standards and specifications resulting in a safe design

(ii) Have been and will be maintained in a safe manner

(iii) Are being modified, changed, upgraded or repaired through a Management of Change (MOC) system (in particular those changes affecting HS or E)

(iv) Are currently operated within prescribed design limits to ensure that the integrity will be preserved

(c) Asset integrity documentation must demonstrate that sound engineering principles and practices, along with appropriate QA/QC techniques were applied during the design, fabrication, installation and operation of the equipment. In this respect documentation verifying that measures were appropriately applied. There are three elements to documentation critical to establishing asset integrity and they are:

(i) Design documentation identifying requirements, specifications and the terms of reference used to build the equipment.

(ii) Review, inspection and safe keeping of test records and documentation generated during the design, construction and installation phases and

(iii) Maintenance, test, inspection and management of change (MOC) records generated during the operating life of all equipment.

(d) Documentation in this respect may consist of approvals, reviews, certificates of conformance and inspection reports. A review of this documentation should demonstrate whether or not the equipment was designed, constructed, installed and maintained according to the relevant specifications, codes and standard.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(e) Critical equipment and components for asset integrity demonstration are:

(i) turbine engines

(ii) gearbox

(iii) frac pumps

(iv) temporary pipe

(v) missile (frac manifold)

(vi) relief valves

6.6 HSSE AUDIT.

Company reserves the right to confirm by audit that Contractor is performing its duties under this Contract in compliance with HSSE standards reasonably acceptable to Company, and otherwise complying with law. Such an audit of Contractor’s operations and procedures will be done at Company’s expense. If such audit reveals that Contractor’s performance is out of compliance with any applicable HSSE law, acceptable HSSE standards or other HSSE requirements of the Contract, Company may communicate to Contractor issues of non-compliance, which Contractor shall promptly rectify, or Company may suspend without penalty operations performed by Contractor until non-compliance is remedied. Company may terminate the Contract for a Termination for Cause Event in the event of repeated or continued non-compliance.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 7 – PERFORMANCE MANAGEMENT

7.1 PERFORMANCE MANAGEMENT PLAN

(a) The Parties hereby agree that Contractor shall deliver certain minimum level service requirements, including but not limited to any Frac Stages, for its obligations under this Contract in accordance with a Performance Management Plan, subject to certain remedies for non-performance as set forth herein, which are reflected in Table 2 below and in the ramp up schedule. The Parties agree that there will be a reasonable Ramp-up Period (“Ramp-up Period”) of time when a Frac Spread starts to perform Frac Stages for Company for the first time or in a new geographic basin. Contractor will not be expected to meet the steady-state Tier 1 or Tier 2 performance Targets outlined in Table 2 below during the Ramp-Up period. For the first Frac Spread to commence Work, the length of the Ramp-up Period and the minimum number of Frac Stages to deliver per month during the Ramp-up Period will be [***] to hit Tier 2 targets and an additional [***] to hit Tier 1 targets for a total Ramp-Up period of [***], unless otherwise agreed. The Ramp-up Period for subsequent Frac Spreads will be [***] to hit Tier 1 targets, unless otherwise agreed. The Parties agree to promptly discuss in good faith the need to change the Ramp Up Period where circumstances reasonably indicate a change is useful or required. A Ramp-up Period commences when Contractor begins pumping operations of the first Frac Stage for Company.

[***]

(b) Additional start-up milestones agreed as of the Effective Date are reflected in Table 3 to this Section, where not otherwise specified in this Contract or this Section. Table 3 represents Company’s and Contractor’s good faith effort to specify in detail the start-up milestones which are foreseeable as of the Effective Date. The Parties recognize that this effort for greater detail increases the likelihood that certain start-up milestones may need to be amended, or start-up milestones may need to be added to provide to Company’s reasonable assurance that performance is adequate and fully protective of health, safety, and/or the environment. Company agrees to provide notice of changes it may require promptly on becoming aware of them, and Contractor agrees to reasonably cooperate with Company to incorporate changes into its performance, and will supply such information and access to subcontractors Company may require to facilitate Company’s contract management initiatives. Company agrees to exercise due diligence in providing Company approvals and other Company supplied input to Contractors obligations in performing start-up milestones reflected in Table 3, so as not to cause undue delay.

(c) In addition to Contractor’s obligations under the Performance Management Plan, business performance/safety reviews will be arranged between Contractor and Company in which Contractor’s performance against the targets as set forth in Performance Management Plan shall be reviewed by the Parties, and any performance priorities and focus areas will be identified.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.2 POOR PERFORMANCE AS AN EVENT OF DEFAULT

With reference to performance targets in Tables2, of sub-article 7.1 (a), if Contractor does not remedy performance targets, as set forth in the Performance Management Plan to the Tier 2 level within 30 days after the date of Company’s written notification of such non-performance, Contractor shall be deemed in default under this Contract and such circumstances will be deemed a Termination for Cause Event. In the event of exercise of termination rights for a Termination for Cause Event, all rights and remedies of the Contract, including Article 3 of Section 2 – “Terms and Conditions” shall apply.

7.3 PERFORMANCE TARGETS AND REMEDIES

Performance targets will be set at number of successful Frac Stages per month at a basin level, also incorporating a Ramp-up Period. There will be two tiers of performance targets, Tier 1 and Tier 2, except as the Parties may otherwise agree. Each tier will have a different set of triggers and remedies. A schedule with performance targets and remedies is included below.

7.4 DEFINITION OF FRAC DESIGN

Company to provide Contractor with a Frac Design consisting of at least the following specifications:

(a) average treatment rate

(b) average treating pressure

(c) proppant volume

(d) slurry composition

7.5 SUCCESSFUL FRAC STAGE DEFINITION

A Successful Frac Stage shall be defined as a Frac Stage that has no operational problems resulting in:

(a) Average job rate being more than [***] lower than the Frac Design value

(b) Proppant placement that [***] the Frac Design value

(c) A proppant type that is different from that specified in the Frac Design. Company recognizes that market conditions could result in proppant changes, but any change in proppant type must be agreed by Company representative prior to pumping the Frac Stage.

(d) A frac fluid quality that is not acceptable for the job. Company recognizes fluid quality is difficult to specify due to the large variety of Frac Designs possible. Contractor agrees to run “Model 50” tests during the design phase of the frac planning. Contractor agrees to execute the job in such a manner as to deliver the agreed frac fluid quality according to normal industry practices.

(e) A screen-out

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.6 POST FRAC STAGE REPORTING

Contractor is responsible for providing Company post Frac Stage reports that show the actual average rate, average pressure, proppant volume, and slurry composition for the Frac Stage. Actual values must be compared to the value specified in the Frac Design.

7.7 MISSED PERFORMANCE TARGETS

Company will monitor performance based on post frac stage completion report(s). Company is responsible for notifying Contractor of any missed performance targets.

7.8 TIER 1 PERFORMANCE TARGETS

Tier 1 Performance Targets are as reflected in Table 2 to this Section.

7.9 MISSED TIER 1 PERFORMANCE TARGET REMEDIES

(a) Notice of Tier 1 Performance Breach. In the event Contractor misses Tier 1 performance targets for a particular month, Company to provide Contractor written notice that Contractor is not meeting Tier 1 Performance Standards. Contractor has 15 days to submit an “Expected Performance Remedy Plan” to Company for approval. Company has 30 days to review plan with Contractor.

(b) Additional Contractor Spreads. If Contractor misses a non-safety related Tier 1 Performance Target the first remedy available to the Parties is for the Contractor to assign additional Fully Shell Approved Frac Spreads as required to meet the agreed upon Tier 1 Performance Targets.

(c) Re-Assignment. If Contractor is unwilling or unable to assign additional Fully Shell Approved Frac Spread, Company has the right to re-assign work scope from Contractor to an alternative fracturing provider until such time as Contractor is able to meet agreed upon performance targets. Standards for Contractor to resume providing services to be detailed in the Remedy Plan. During such time that Company re-assigns scope to an alternate contractor, Contractor shall be responsible for the difference between the rate charged by the alternate contractor and this contract’s applicable rate. (d) Contractor will only be responsible for the rate difference on the number of stages by which it missed the Tier 1 performance target in that month.

7.10 TIER 2 PERFORMANCE TARGETS

Tier 2 Performance Targets are as reflected in Table 2 to this Section.

7.11 MISSED TIER 2 PERFORMANCE TARGET REMEDIES

a. Notice of Tier 2 Performance Breach. In the event Contractor misses Tier 2 performance targets for a particular month, Company to provide Contractor written notice that Contractor is not meeting Tier 2 Performance Standards. Contractor has 15 days to submit an “Expected Performance Remedy Plan” to Company for approval. Company has 30 days to review plan with Contractor.

b. Additional Contractor Spreads. If Contractor misses a non-safety related Tier 2 Performance Target, the first remedy available to the Parties is for the Contractor to assign additional Fully Shell Approved Frac Spreads as required to meet the agreed upon Tier 2 Performance Targets.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

c. Re-Assignment. If Contractor is unwilling or unable to assign additional Fully Shell Approved Frac Spread, Company has the right to re-assign work scope from Contractor to an alternative fracturing provider until such time as Contractor is able to meet agreed upon performance targets. Standards for Contractor to resume providing services to be detailed in the Remedy Plan. During such time that Company re-assigns scope to an alternate contractor, Contractor shall be responsible for the difference between the rate charged by the alternate contractor and this contract’s applicable rate. For the avoidance of doubt, Contractor will only be responsible for paying the rate difference on the number of stages by which it missed the Tier 1 performance target in that month.

(d) Where Tier 2 performance targets are not met, Company may terminate the Contract as provided by sub-section 7.2 of this Section.

Basin

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 8 – SECURITY AGREEMENT

8.1 CREATION OF SECURITY INTEREST

Contractor grants to Company an unsubordinated security interest in the Collateral described in subsection 8.2, below, to secure performance of Contractor’s obligations under the Contract and as adequate security for the first tranche of the Prepayment.

8.2 COLLATERAL

(a) In order to secure the performance of Contractor’s obligations under the Contract, Contractor hereby pledges to the Company and grants to the Company a security interest in and to the Contractor’s assets and properties in accordance with the schedule of the pledging, and the fair market value for such assets and properties, as set forth on Appendix 1, attached hereto, and other assets of Contractor when acquired (with Appendix 1 amended to include additional assets from time to time), including but not limited to completed Frac Spreads, and also equipment, tools, trucks, blenders, sanders and pumps not yet formed into a completed Frac Spreads, as acquired by Contractor subsequent to the date of this Contract, of sufficient value to secure the repayment of the Prepayments outstanding, together with (collectively, the “Collateral”) together with a royalty-free, irrevocable, non-exclusive, transferable, world-wide license to use such Collateral and to sublicense the use to a third party.

(b) Contractor and Company will review the current valuation of the Collateral at the time of any additional Prepayment, to ascertain the current liquidation value of the Collateral, the outstanding Prepayment amount, and the need to release or add collateral to reasonably assure that the Prepayments are collateralized at an initial value as near as possible to 1.5 to 1, but not less than 1 to 1 (Collateral to outstanding Prepayment amount), increasing as additional equipment is acquired by Contractor such that Prepayments are collateralized at 1.5 to 1 by time of delivery as Fully Approved for Shell Operations of the first Frac Spread to Shell’s operations. Contractor and Company will thereafter promptly adjust Appendix 1 to this Section to reflect any changes. The Parties agree that Company will not pay Contractor the Prepayment amount referenced in sub-section 3.1(c) of Section 3 – “Prepayments and Determination of Prices”, until such time that Appendix 1 has been updated to reflect a Collateral to outstanding Prepayment amount ratio of at least 1.5 to 1.

(c) In addition to review of current valuation as provided in the preceding paragraph, where requested by either Party, Contractor and Company will review the current valuation of the Collateral at the time of market price adjustments provided for in Section 3 – “Prepayments and Determination of Prices”, to ascertain the current liquidation value of the Collateral, the outstanding Prepayment amount, and the need to release or add collateral to reasonably assure that the Prepayments are collateralized as provided in the preceding paragraph. Contractor and Company will thereafter promptly adjust Appendix 1 to this Section to reflect any changes.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.3 PAYMENT OBLIGATIONS OF CONTRACTOR

(a) Contractor shall not sale, lease, or in any way encumber title to or dispose of any Collateral without the prior written consent of Company. Provided, however, upon the disposition of Collateral upon Company’s consent, Contractor shall account fully and faithfully to the Company for proceeds from disposition of the Collateral in any manner and, following an Event of Default (defined below in this Section 8 – “Security Agreement”), shall pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or chattel paper all the proceeds from each sale to be applied to any outstanding Prepayment amounts, subject if other than cash, to final payment or collection. Application of such proceeds to any outstanding Prepayment amounts shall be in the sole discretion of the Company, provided such application of proceeds is made by the Company in a reasonable manner.

(b) Following an Event of Default hereunder, Contractor shall pay to the Company on demand all expenses and expenditures, including reasonable attorney’s fees and other legal expenses incurred or paid by the Company in exercising or protecting its interests, rights and remedies under this Contract, plus interest thereon at the lesser of [***] per annum or the highest rate of interest then allowed by law.

(c) Contractor shall pay immediately, without notice, the entire unpaid outstanding Prepayment amount plus any applicable Liquidated Damages, whether created or incurred pursuant to this Contract or otherwise, upon an Event of Default under this Contract.

8.4 CONTRACTOR’S REPRESENTATION, WARRANTIES AND AGREEMENTS

(a) All information supplied and statements made by Contractor in any financial, credit or accounting statement or application for credit prior to, contemporaneously with or subsequent to the execution of this Contract are true, correct, complete, valid and genuine in all material respects.

(b) The location where the Contractor maintains its chief executive offices is at 4023 Ambassador Caffery Pkwy., Suite 200, Lafayette, Louisiana 70503.

(c) The Collateral shall remain in the Contractor’s possession or control at all times at the Contractor’s risk of loss.

(d) Until default, Contractor may use the Collateral in any lawful manner not inconsistent with this Contract or with the terms or conditions of any policy of insurance thereon and except for accounts and contract rights may also sell the Collateral in the ordinary course of business. The Company’s security interest shall attach to all proceeds of sales and other dispositions of the Collateral.

(d) Contractor will promptly notify the Company in writing of any addition to, change in or discontinuance of the location of its chief executive office as set forth in sub-section 8.4(b), above.

(e) Contractor shall pay prior to delinquency all material taxes, charges, liens and assessments against the Collateral, and upon Contractor’s failure to do so after ten days prior written notice, the Company at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment shall become part of the indebtedness secured by this Contract and shall be paid to the Company by Contractor immediately and without demand, with interest thereon at the rate set forth in sub-section 8.3(b), hereof.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f) Contractor will have and maintain insurance in an amount equal to the replacement costs of the Collateral, at all times, against risks of fire, theft and such other risks as the Company may require, including extended coverage, and in the case of motor vehicles, including collision coverage. Such insurance policies shall also contain a standard mortgagee’s endorsement providing for payment of any loss to the Company. All policies of insurance shall provide for 10 days written minimum cancellation notice to the Company. Contractor shall furnish the Company evidence of compliance with the foregoing insurance provisions. Following an Event of Default, the Company may act as attorney-in-fact for Contractor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts drawn by insurers of the Collateral. The Company may apply any proceeds of such insurance which may be received by it in payment on account of the obligations secured hereby, whether due or not.

(g) Contractor shall, at its own expense, does, make, procure, execute and deliver all acts, things, writings and assurances as the Company may at any time reasonably request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Contract.

(h) Contractor shall not sell, lend, rent, lease or otherwise dispose of the Collateral or any interest therein except as authorized in this Contract or in writing by the Company, and the Contractor shall keep the Collateral, including the proceeds thereof, free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than that of the Company.

(i) Contractor shall sign and execute alone or with the Company any Financing Statement or other document or procure any document and pay all connected costs reasonably incurred, necessary to protect the security interest under this Contract against the rights or interests of third persons.

(j) Contractor is the owner of all property, ownership, intellectual property and proprietary rights in the Collateral free of all liens, claims and encumbrances, except as created by this Contract and the security interest granted in favor of the Company.

(k) Contractor, as of the Effective Date, has obtained a release of all liens on the Collateral as evidenced satisfactory to Company, in its sole discretion.

8.5 EVENTS OF DEFAULT

Contractor shall be in default under this Contract upon the happening of any condition or event set forth below (herein called an “Event of Default”):

(a) Contractor’s failure to pay any indebtedness, including the payment of any outstanding Prepayment or any Liquidated Damages, secured by this Contract within 10 days after such indebtedness becomes due in accordance with the terms of this Contract.

(b) Default by the Contractor in punctual performance of any of the obligations, covenants, terms or provisions contained or referred to in this Contract, and such default shall continue unremedied for a period of 10 days following written notice of default by the Company to the Contractor.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Any warranty, representation or statement contained in this Contract or made or furnished to the Company by or on behalf of the Contractor in connection with this Contract or to induce the Company to enter into this Contract proves to have been false in any material respect when made or furnished.

(d) Loss, theft, substantial damage, destruction, sale (except as authorized in this Contract) or encumbrance to or of any material portion of the Collateral, or the making of any levy, seizure or attachment thereof or thereon.

(e) Contractor’s dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any part of the property of such Contractor; an assignment for the benefit of creditors by Contractor; or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Contractor or any guarantor, surety or endorser for such Contractor which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more.

(f)	Contractor’s use of any of the Prepayment amounts for any purpose other than as authorized in this Contract.

(g) Contractor’s default on any credit, loan, prepayment or other financial obligation; provided, however, Contractor shall provide written notice to Company with 24 hours of any such default pursuant to this paragraph.

(h) Any statement of the financial condition of Contractor or of any guarantor, surety or endorser of any liability of Contractor to the Company submitted to the Company by Contractor or any such guarantor, surety or endorser proves to be false in any material respect.

(i) Contractor has failed to repay all or any part of the Prepayment amount to the Company as of 10 days after that date which is 18 months after the delivery as Fully Approved for Shell Operations of the first Frac Spread to Shell’s operations at a basin specified by Company.

8.6 COMPANY’S RIGHTS AND REMEDIES

(a) Rights Exclusive of Default

(i) This Contract, the Company’s rights hereunder or the indebtedness hereby secured may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Contract to the Company, and Contractor will assert no claims or defenses, other than a defense that it has performed its obligations under this Contract, it may have against the Company against the assignee, except those granted in this Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) Company may enter upon Contractor’s premises at any reasonable time without interruption of Contractor’s business and without any breach of the peace to inspect the Collateral and Contractor’s books and records pertaining to the Collateral, and Contractor shall assist the Company in making any such inspection.

(iii) The Company may execute, sign, endorse, transfer or deliver in the name of Contractor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents, necessary to evidence, perfect or upon an Event of Default realize upon the security interest and obligations created by this Contract.

(iv) At its option, the Company may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for the insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Contractor agrees to reimburse the Company on demand for any payment made, or expense incurred by the Company pursuant to the foregoing authorization, plus interest thereon at the rate set forth in paragraph 8.3(b) hereof.

(v) Following an Event of Default, the Company may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of any obligations and indebtedness remitted by Contractor to the Company as proceeds to pay the Company directly.

(vi) Following an Event of Default, the Company may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Company, in their sole discretion, chooses.

(b) Rights in Event of Default

(i) Upon the occurrence of an Event of Default, Contractor shall immediately pay any outstanding Prepayment amounts to the Company and, where applicable under the Contract, Liquidated Damages.

(ii) Upon the occurrence of an Event of Default and the failure thereafter of Contractor to pay to Company any remaining outstanding Prepayment amounts and Liquidated Damages, where applicable, pursuant to the preceding sub-paragraph hereof, the Company may declare all obligations secured hereby immediately due and payable and shall have the rights and remedies of a Company under the Texas UCC, including without limitation thereto, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose the Company may enter upon any premises on which the Collateral or any part thereof may be situated and remove the same there from, so long as the same may be accomplished without a breach of the peace. The Company may require Contractor to assemble the Collateral and make it available to the Company at a place to be designated by the Company which is reasonably convenient to the parties. Further, upon the exercise by the Company of any of its rights hereunder, Contractor grants to Company a perpetual, royalty free and exclusive license, easement, and right in any and all property, ownership, intellectual property and proprietary rights in the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Company will send Contractor reasonable notice of the time and place of any public sale thereof or of the time after which any

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Contractor at the address shown in Section V – “Administrative Procedures”, of this Contract at least 10 days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Company’s reasonable attorney’s fees and legal expenses, and Contractor agrees to pay such expenses, plus interest thereon at the rate set forth in sub-section 8.3(b) hereof. Contractor shall remain liable for any deficiency.

(iii) Company may remedy any default and may waive any default without waiving any other prior or subsequent default.

(iv) The remedies of the Company hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of the Company.

8.7 ADDITIONAL AGREEMENTS

(a) If more than one person executes this instrument as Contractor, their obligations under this instrument shall be joint and several.

(b)	Terms used in this instrument which are defined in the Texas UCC are used with the meanings as therein defined.

(c) The law governing this secured transaction pursuant to this Section 8 – “Security Agreement” shall be that of the State of Texas in force at the date of this instrument.

(d) All property acquired by Contractor after the date hereof, which by the terms hereof is required or intended to be subjected to the lien of this Contract, shall, immediately upon the acquisition thereof and without further mortgage, conveyance or assignment, become subject to the lien of this Contract as fully as though now owned by Contractor and specifically described herein. Nevertheless, Contractor will do all such further acts and execute, acknowledge and deliver all such further conveyances, mortgages, financing statements and assurances as the Company shall reasonably require for accomplishing the purposes of this Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX 1 to SECTION 8

COLLATERAL

See Attached Spreadsheet

SECTION 9 – GUARANTEE AGREEMENT

This GUARANTEE (“Guarantee”) is entered into as of the 3 day of September, 2011 (“Effective Date”), by Michel B. Moreno and his spouse Tiffany C. Moreno (collectively, “Guarantor”), in favor of, and for the benefit of, SWEPI LP, a Delaware limited partnership (“Shell”), and each of its successors and assigns.

RECITALS

WHEREAS, Shell and Hub City Industries, L.L.C. (“Obligor”) have entered into a contract for the provision of high pressure fracturing pumping services on behalf of Shell by Obligor, effective as of September 3, 2011 (the “Contract”). Pursuant to Section 3 – “Prepayments and Determination of Price”, Shell agreed to pay prepayments totaling [***] (the “Prepayment”) at times and under circumstances set out therein, pending repayment (direct or by setting off where permitted against services provided) as set out in the Contract; and

WHEREAS, (a) as a condition of the transactions contemplated by the Contract, (b) specifically, pursuant to Section 9 – “Guarantee Agreement”, and (c) as an inducement for and in consideration of Shell entering into the Contract, Guarantor has agreed to guarantee the repayment of the Prepayment under the Contract; and

WHEREAS, Guarantor will directly benefit from the transactions contemplated by the Contract and the exhibits thereto;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, other good and valuable consideration, and in order to induce Shell to enter into the Contract and the other agreements and instruments delivered pursuant thereto, Guarantor and Shell each agree as follows:

1. DEFINITIONS; PROCEDURES

1.1 Definitions. Unless defined in this Guarantee, or the context shall otherwise require, terms used and not defined in this Guarantee shall have the meanings set forth in the Contract.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2 Procedures. Unless otherwise provided in this Guarantee, all rules as to usage and procedural conventions set forth in the Contract shall govern this Guarantee.

2. THE GUARANTEE

2.1 Guarantee. Guarantor hereby irrevocably and unconditionally guarantees to Shell the full and prompt re-payment of the Prepayment (the “Obligation”). In the event any of the Obligations shall not be paid or performed according to their terms, Guarantor shall immediately pay, perform or cause the payment or performance of the same. Any provision of this Guarantee notwithstanding, Shell shall not exercise its rights under this Guarantee, except where Obligor has defaulted on the Obligations, and a deficiency remains due to insufficiency of the value of the collateral offered by Obligor under Section 8 – “Security Agreement” to meet the Obligations and Obligor has been provided the opportunity to cure that deficiency in accordance with the terms of the Security Agreement.

2.2 Unconditional Obligation. Guarantor’s obligations and liability under this Guarantee are direct, immediate, unconditional, irrevocable and absolute, and are continuing guarantees of full payment and not of collectability and in no way conditional or contingent, except as set forth in Section 2.1. If for any reason whatsoever the Prepayment is not repaid in accordance with the provisions of the Contract, Guarantor shall, subject to the provisions of Section 2.1, promptly honor and perform such obligations to Shell hereunder, and such obligations shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation: (a) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment to, modification of, waiver of, or any consent to departure from, the Contract; (b) any change in ownership of Obligor; (c) any bankruptcy, insolvency, or reorganization of, or other similar proceedings involving Guarantor or the Obligor; or (d) any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Guarantor’s obligations hereunder shall not be reduced or discharged by any release, exchange, substitution or surrender of any collateral security, other guaranty, if any, or credit support or right of offset with respect thereto.

2.3 Waivers. Guarantor, to the extent it may legally do so, waives all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

(a) all rights to and benefits under any defense based on or arising out of the voluntary or involuntary bankruptcy, insolvency, liquidation, dissolution, receivership, or other similar proceeding affecting Obligor, or lack of capacity of Obligor which Obligor may have, to either payment of amounts owed by Obligor under the Contract or the performance of any of the Obligations;

(b) notices of the creation of any Obligation under the Contract or any notice of or proof of reliance by Shell upon this Guarantee (the Obligations shall conclusively be deemed to have been created, contracted, incurred or renewed, extended, amended or waived in reliance upon this Guarantee and all dealings between Obligor or Guarantor and Shell shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee) or any notice of any other facts that may come to the attention of Shell regarding the financial position of Obligor;

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of Shell against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of nonpayment under the Contract, and notice of default or any failure on the part of Obligor to perform and comply with any Obligation;

(d) rights to the enforcement, assertion or exercise by Shell of any right, power, privilege or remedy conferred herein or in Contract;

(e) any act or omission on the part of Shell which may impair or prejudice the rights of Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from Obligor, or otherwise operate as a deemed release or discharge; and

(f) to the extent not referred to above, all defenses which Obligor may now or thereafter have to the payment of all Obligations, together with all suretyship defenses which could otherwise be asserted by Guarantor.

2.4 Severability. If any provision of this Guarantee is for any reason determined by a court of competent jurisdiction (and sustained on appeal, if any) to be unenforceable by Shell in any respect, such unenforceability shall not affect any other provisions hereof, and this Guarantee shall be construed as if such unenforceable provision had not been contained herein; provided, that if any provision of this Guarantee is unenforceable by reason of a final judgment of a court of competent jurisdiction (and sustained on appeal, if any) based upon such court’s ruling that said provision is unenforceable because of the unenforceable degree or magnitude of the obligation imposed thereby, such unenforceable obligation shall be reduced in magnitude or degree by the minimum amount necessary in order to provide the maximum degree or magnitude of rights which are enforceable by Shell, and this Guarantee shall automatically and retroactively be amended accordingly to contain such maximum degree or magnitude or said obligations which is enforceable by Shell, rather than the more burdensome but unenforceable original obligation.

2.5 Subordination; Waiver of Rights of Subrogation and Contribution. Guarantor hereby agrees that any debt of Obligor to Guarantor is expressly subordinate to the right of Shell to payment of the Obligations, and that Shell shall be entitled to full payment of all the Obligations prior to the exercise by Guarantor of any rights to payment or performance of any debt which the Obligor may owe Guarantor. Guarantor assigns to Shell all rights Guarantor may have in any proceeding under the Federal Bankruptcy Code or any receivership or insolvency proceeding of Obligor, including all rights of Guarantor to be paid by Obligor. This assignment does not prevent Shell from enforcing Guarantor’s obligations hereunder in any way. Guarantor irrevocably waives, disclaims and relinquishes any and all claims, rights or remedies which Guarantor may now have or hereafter acquire against Obligor, that arise in connection with this Guarantee and/or the performance by Guarantor hereunder, including without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of Seller against Obligor or any security which Seller now has or hereafter acquires, whether or

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If, notwithstanding the foregoing, any payment with respect to any such liability is received by Guarantor in contravention of this Guarantee, such payment shall be held in trust for the benefit of Shell and promptly turned over to it in the original form received by Guarantor.

2.6 Payments. Guarantor hereby guarantees that all payments hereunder shall be paid without set-off, counterclaim, deduction or withholding, and shall be made in U.S. Dollars and in immediately available funds. In the event any part of the Obligations shall not have been so paid in full when due and payable, Guarantor will, immediately upon notice by Shell or, without notice, immediately upon the occurrence of any bankruptcy, liquidation, dissolution, insolvency, or reorganization of, or other similar proceedings involving any Obligor, pay or cause to be paid to Shell (for its benefit or for the benefit of the obligee of such Obligation) the amount of such Obligations which are then due and payable and unpaid or unperformed. All payments or performance by Guarantor under this Guarantee shall be made on the same basis as payments due or performance is required by Obligor in accordance with the Contract, notwithstanding the fact that the collection or enforcement thereof against Obligor may be stayed or enjoined under Title 11 of the United States Code or other applicable law.

2.7 Representations and Warranties of Guarantor. (a) Guarantor hereby represents and warrants to Shell that as of the date hereof:

(a) this Guarantee has been duly authorized, executed and delivered by Guarantor and constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

(b) the execution and delivery by Guarantor of this Guarantee and compliance by it with all of the provisions hereof do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on it or contravene the provisions of, or constitute a default under, any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected;

(c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by it of this Guarantee.

(d) Guarantor has received copies of the Contract and the applicable schedules and exhibits thereto and has had the opportunity to review such agreements and instruments to the extent it deems necessary;

(e) Guarantor is either financially interested in Obligor or will receive other material economic benefits as a result of the transactions contemplated by the Contract; and

(f) Guarantor is willing to enter into this Guarantee as a material inducement to Shell to consummate the transactions with Obligor contemplated by the Contract and the schedules and exhibits delivered pursuant thereto, and Guarantor acknowledges that Shell would not be willing to consummate such transactions absent this Guarantee.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(g) Guarantor will maintain control (directly or indirectly) of Moreno Properties, LLC, and has not and shall not pledge Guarantor’s equity ownership of Moreno Properties, LLC as security for any other debt. Additionally Guarantor will maintain control (directly or indirectly) of Obligor, and has not and shall not pledge Guarantor’s equity ownership of Obligor as security for any other debt, except if Michael B. Moreno is Chairman of the Board of Obligor, and is provided authority from the Board of Directors in a resolution reasonably satisfactory to Company demonstrating that Michael B. Moreno has sole authority to control Contractor’s operating agreement for the Work provided to Company.

2.8 Costs and Expenses. Guarantor will pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Shell in connection with the enforcement of Guarantor’s obligations under this Guarantee; provided, that Guarantor shall not be liable for any expense incurred by Shell if no payment under this Guarantee is required to be paid by Guarantor.

2.9 Successors/Assigns. This Guarantee inures to the benefit of and is enforceable by Shell and its successors, transferees and assigns. Guarantor may not assign this Guarantee without the prior written consent of Shell. This Guarantee shall be binding upon Guarantor, its heirs, legal representative, successors and permitted assigns.

2.10 Notices. All notices, demands, requests, consents, approvals and other communications required under the terms and provisions hereof shall be in writing and may be given in person or by means of telecopy or otherwise transmission, or mailed by registered or certified mail, or sent by courier. Notice to Guarantor shall be addressed to Guarantor and addressed as provided in Section 5 – “Administrative Procedures” of the Contract for notices to Contractor, or if to Shell, addressed as provided in Section V – “Administrative Procedures” of the Contract of the Contract for notices to Company, in each case as such addresses may be changed from time to time by giving notice as provided therein of such change of address. Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice shall be deemed to be duly received on the date when left at the address of the recipient.

2.11 Delay; Cumulative Remedies. No delay or failure by Shell to exercise any right or remedy against Obligor or Guarantor will be construed as a waiver of that right or remedy. All remedies of Shell against Obligor and Guarantor are cumulative.

2.12 Reinstatement of Obligations. This Guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment to Shell by or on behalf of Obligor or Guarantor with respect to the Guarantee is rescinded or otherwise required to be returned by Shell for any reason, including but not limited to in connection with any action or proceedings in connection with the insolvency, bankruptcy, reorganization, dissolution or liquidation of Obligor or Guarantor, all as though such payment had not been made. Guarantor shall not commence, or join in the commencement of, any case under any bankruptcy or insolvency laws against Obligor. Guarantor further agrees that it will indemnify Shell on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Shell in connection with such rescission or restoration.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.13 Termination. This Guarantee shall remain in full force and effect until the date on which all Obligations and all obligations of Guarantor hereunder shall have been indefeasibly satisfied by payment and performance in full.

2.14 Governing Law. This Guarantee shall be construed in accordance with the internal laws of the State of Texas, excluding any conflict of law principal that would direct the application of the laws of another jurisdiction.

[Signatures Appear on Following Page]

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Parties have executed this Guarantee as of the Effective Date set forth above.

GUARANTOR:

By:	/s/ Michel B. Moreno
Name:	Michel B. Moreno

SPOUSE OF GUARANTOR:

By:	/s/ Tiffany C. Moreno
Name:	Tiffany C. Moreno

SWEPI LP:

By:	/s/ J.E. Creamer
Name:	J.E. Creamer
Title:	UA CP Wells MGR - Americas

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.